UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TCF Financial Corporation
(Name of Registrant as Specified In Its Charter)

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TCF FINANCIAL CORPORATION

200 Lake Street East, Mail Code EX0-03-A

Wayzata, MN 55391-1693

(612) 661-6500

March 8, 2006

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on April 26, 2006, at 3:00 p.m. local time.

At the Annual Meeting you will be asked to elect three Directors, to approve the TCF Employees Stock Purchase Plan – Supplemental Plan, and to give an advisory vote on the Audit Committee’s choice of independent registered public accountants.  The Board of Directors recommends that you vote “FOR” all Directors and all proposals.

Your vote is important, regardless of the number of shares you own.  I urge you to vote now, even if you plan to attend the Annual Meeting.  You can vote your TCF shares by Internet, by telephone, or by mail.  Follow the instructions on the enclosed proxy card.  (Internet or telephone voting actually costs TCF less than voting by mail, so I encourage you to consider it!)  If you receive more than one proxy card, please vote each card.  Remember, you can vote in person at the Annual Meeting even if you vote now by Internet, telephone, or mail.

Sincerely,

Lynn A. Nagorske
Chief Executive Officer

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST, MAIL CODE EX0-03-A

WAYZATA, MN 55391-1693

(612) 661-6500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 26, 2006

The Annual Meeting of Stockholders of TCF Financial Corporation is scheduled as shown below:

Date:	April 26, 2006
Time:	3:00 p.m. local time
Place:	Sheraton Minneapolis West Hotel
12201 Ridgedale Drive
Minnetonka, MN 55305

Meeting Agenda

1.               Elect three Directors, each for a three-year term expiring in 2009;

2.               Approve the TCF Employees Stock Purchase Plan – Supplemental Plan;

3.               Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2006; and

4.               Other business properly brought before the Annual Meeting, if any.

You are entitled to vote at the Annual Meeting if you owned TCF Financial common stock on February 27, 2006.

Please vote the enclosed proxy card now even if you plan to attend the Annual Meeting.  You can vote via the Internet or telephone (follow the instructions on the enclosed proxy card) or you can vote by regular mail by returning your completed proxy card(s) in the enclosed return envelope.  As described under the caption “About the Meeting” in the proxy statement, if you do attend the Annual Meeting, you may revoke your proxy and vote in person.  TCF will provide a webcast of its Annual Meeting of Stockholders on Wednesday, April 26, 2006 at 3:00 p.m. Central Time.  This free webcast can be accessed through the Investor Relations section of TCF’s website at www.tcfexpress.com.

By Order of the Board of Directors

Lynn A. Nagorske
Chief Executive Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES NOW. YOU CAN VOTE BY INTERNET OR TELEPHONE OR YOU CAN RETURN YOUR PROXY CARD(S) TO US IN THE ENCLOSED RETURN ENVELOPE.

Wayzata, Minnesota

March 8, 2006

TCF FINANCIAL CORPORATION

200 LAKE STREET EAST, MAIL CODE EX0-03-A

WAYZATA, MN 55391-1693

(612)                 661-6500

PROXY STATEMENT

The Board of Directors (the “Board”) of TCF Financial Corporation (“TCF Financial,” “TCF,” or the “Company”) requests your proxy for the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”).  The proxy is being solicited on behalf of the Board and TCF Financial.  The Annual Meeting is scheduled as shown below:

Date:	April 26, 2006
Time:	3:00 p.m. local time
Place:	Sheraton Minneapolis West Hotel
12201 Ridgedale Drive
Minnetonka, MN 55305

The mailing address of the principal executive offices of TCF Financial appears at the top of this page.

This proxy statement and the accompanying form of proxy were mailed on approximately March 8, 2006.  There were 132,328,845 shares of TCF Financial’s Common Stock (“TCF Stock”) outstanding as of February 27, 2006 (the “Record Date”).

ABOUT THE MEETING

What Proposals are on the Agenda for the Annual Meeting?  Assuming a quorum is present, the proposals on the agenda are:

1. Elect three Directors, each for a three-year term expiring in 2009.
2. Approve the TCF Employees Stock Purchase Plan – Supplemental Plan.
3. Advisory vote on the appointment of KPMG LLP as independent registered public accountants for the fiscal year ending December 31, 2006.

What is the Vote Required for Approval?  For the election of Directors, the three candidates who receive the most votes (a plurality) are elected.  Abstentions and broker non-votes will have no effect on the voting for the election of Directors.  For approval of the TCF Employees Stock Purchase Plan – Supplemental Plan, the affirmative vote of the majority of the shares present in person or by proxy at the Meeting and entitled to vote on the proposal is required for approval.  The vote on Proposal 3, retaining KPMG LLP as our independent registered public accountants, is merely advisory with no approval criteria.

How is a Quorum Determined?  A majority of the shares of TCF Stock outstanding as of the Record Date must be present in person or by proxy at the Annual Meeting in order to have a quorum.  Broker non-votes of your shares are counted toward the quorum requirement.  If you vote by proxy before the Meeting but decide to abstain on one or more proposals, you are counted as being present at the Meeting and your vote counts toward the quorum requirement but will not be deemed to have been voted in favor of the proposal(s).

Who is Permitted to Vote at the Annual Meeting?  You are entitled to vote at the Annual Meeting if you owned TCF Stock on the Record Date.  Each share of stock you own as of the Record Date entitles you to one vote on each proposal at the Annual Meeting.

How do I (as a Stockholder) Vote?  If your shares of TCF Stock are registered in your name, you can vote at this time (in advance of the Meeting) by using one of these three options: (1) by Internet; (2) by telephone; or (3) by mail.  If you want to vote by Internet or telephone, follow the instructions on your enclosed proxy card.  If you want to vote by mail, please mark the enclosed proxy card(s) with your instructions and then sign, date and return the card(s) to us in the enclosed return addressed envelope.  The proxies will vote your shares as “for,” “against,” or “abstain” on each proposal as you instruct them to.  If you return your signed proxy card, but do not give any instructions, they will vote “FOR” all proposals.  If any other business comes before the Meeting (and on certain other matters as listed on the accompanying proxy card), they will vote your proxy according to their own judgment.  You can also vote at the Meeting (except stockholders listening via webcast, who do not have voting rights at the Meeting via the webcast).  If your shares are registered in your name, you can bring a completed and signed proxy card to the Meeting and turn it in.

If your shares are held in “street name,” such as by a stock brokerage firm or other institution, you will receive instructions from your broker describing how to vote your shares.

Once I have Voted My Proxy, May I Revoke It and Vote At The Meeting?  Yes, your proxy is revocable and is automatically revoked if you submit a new vote.  You can vote your shares at the Meeting by written ballots available at the Meeting, even if you voted them in advance by proxy.  However, if your shares are held in street name by a stock brokerage firm or other institution, you must receive (or obtain) and bring with you to the Meeting a proxy from them in your name.  Stockholders who listen to the Annual Meeting via webcast will not be able to revoke proxies at the Meeting via the webcast.

Who Pays for the Expenses of This Proxy Solicitation?  Solicitation is being done by mail and through assistance of a professional solicitor, Innisfree M & A Incorporated (“Innisfree”).  Innisfree’s contract provides its fees will be $18,000 or less.  TCF Financial is paying all costs of solicitation.

Will My Broker Vote My Shares if I Do Not Vote?  Under the rules of the New York Stock Exchange, Inc. (“NYSE”), brokers who hold your shares in the brokerage firm’s account (in street name) have the authority to vote shares for which they do not receive instructions on Proposal 1 (Election of Directors) and Proposal 3 (Advisory Vote on Independent Registered Public Accountants), but not on Proposal 2 (approval of the TCF Employees Stock Purchase Plan – Supplemental Plan).  If you wish to vote shares held in street name at the Meeting, you should contact your broker before the Meeting to obtain a proxy form in your name.

What is the Effect of Broker Non-Votes?  A “broker non-vote” occurs when your broker or other institution holding title to your shares as your nominee (in street name) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from you.  If a broker returns a “non-vote” proxy, then the shares covered by such a “non-vote” proxy will be counted as present for purposes of determining a quorum but will not be counted in determining the outcome of the vote on that matter at the Annual Meeting.

May Stockholders Submit Proposals or Nominate Directors for This Meeting?  The deadline for submitting proposals or nominations was ten days after TCF Financial provided public notice of the Annual Meeting date.  No stockholder nominations or proposals were submitted by that date.

What is TCF’s Policy on Stockholder Nominations?  The Compensation/Nominating/Corporate Governance Committee of the Board is responsible for Director nominations.  This Committee consists entirely of independent Directors as determined by the Board under applicable rules.  The Committee’s charter is available at www.tcfexpress.com (click on “About TCF,” then click on “Corporate Governance”) or may be obtained from TCF’s Corporate Secretary at the TCF address on page 1.  The Committee will seek out Nominees for new Directors as vacancies become available using the following criteria:  A majority of the Directors must be independent, as determined by the Board under applicable rules; Nominees shall possess expertise in general business matters and in such other areas as are relevant to Committees on which they are expected to serve (such as financial expertise, for Directors expected to serve as Audit Committee members); and Nominees shall be individuals with the background, character, skills and expertise such that they will meaningfully contribute to the success of the Company and its operations.  Stockholders may submit nominations to the Committee for consideration at next year’s Annual Meeting prior to the deadlines set forth on page 29.  Any such nomination should include the information specified in Article

II, Section 13 of the Bylaws, a copy of which may be obtained from the Corporate Secretary at the TCF address on page 1.  Nominations should be mailed to the attention of the Compensation/Nominating/Corporate Governance Committee c/o TCF’s Corporate Secretary at the TCF address on page 1.  The Committee will evaluate all recommended nominees based on the criteria set forth above, and especially based on whether they will meaningfully contribute to the success of the Company and its operations. TCF has not, to date, paid any fees to any firm in connection with locating or nominating any Director candidates.

PROPOSAL 1:  ELECTION OF DIRECTORS

The Nominees listed below are proposed for election as Directors in Class I for a three-year term expiring in 2009.  Unless instructed otherwise on the proxy card, all proxies received will be voted in favor of the Nominees listed in the following chart.  All Nominees agree they will serve if elected.  If any Nominee becomes unable to serve prior to the Annual Meeting, the person to whom your proxy gives the voting rights (Lynn A. Nagorske and/or Gregory J. Pulles) will vote for a replacement nominee.

Name	Position(s) with TCF Financial:	Age	Director Since *
NOMINEES FOR ELECTION AS DIRECTORS
Class I – Term Expires 2009
William F. Bieber	Director	63	1997
Gerald A. Schwalbach	Director	61	1999
Douglas A. Scovanner.	Director	50	2004

The Board Unanimously Recommends that You Vote “For” All Nominees.

DIRECTORS WHOSE TERMS DO NOT EXPIRE IN 2006
Class II – Term Expires 2007
Luella G. Goldberg	Director	69	1988
George G. Johnson	Director	63	1998
Lynn A. Nagorske	Director and Chief Executive Officer	49	1995
Ralph Strangis	Director	69	1991

Class III – Term Expires 2008
Rodney P. Burwell	Director	67	2000
William A. Cooper	Director and Chairman	62	1987
Thomas A. Cusick	Director	61	1988
Peter L. Scherer	Director	42	2003

*  Excludes Director service with subsidiaries, predecessor companies or companies merged with TCF Financial.

Information About Directors and the Board.  The Board is divided into three classes of equal (or close to equal) size.  Directors serve three-year terms, with one class being elected each year.  The number of Directors on the Board at any given time may range from seven to twenty-five.  Within these limits, the Board sets the number of Directors from time to time.   Pursuant to TCF Financial’s policy on Director retirement, Director Robert E. Evans will retire from the Board effective with the Annual Meeting.  Director John M. Eggemeyer III is resigning from the Board effective at the Annual Meeting.  The Board has reduced the number of Directors in Class I from four to three, effective upon Mr. Eggemeyer’s resignation.  In order to maintain equal numbers of directors among the classes, as much as possible, Director Douglas A. Scovanner is resigning from Class III and standing for re-election in Class I at this time.  Except for information on Mr. Eggemeyer’s and Mr. Evans’ participation on the Board and Committees during 2005, and their beneficial ownership of TCF Stock, information on Mr. Eggemeyer and Mr. Evans is omitted from this proxy statement.

What Is The Board’s Recommendation On Voting For Directors?  The Board unanimously recommends that TCF Financial stockholders vote “For” all the Nominees listed above.

BACKGROUND OF THE NOMINEES AND OTHER DIRECTORS

The following describes the last five years (or longer) of business experience of the Nominees up for election as well as the other Directors whose terms do not expire this year.  There is no family relationship between any of the Nominees, Directors or executive officers of TCF Financial.  TCF National Bank (“TCF Bank”) is a wholly-owned national bank subsidiary of TCF Financial.

NOMINEES FOR ELECTION AT THIS MEETING

WILLIAM F. BIEBER has been a Director of TCF Financial since 1997.  Mr. Bieber is Chairman of the Board and owner of Acrometal Companies, Inc., a Minnesota-based organization supplying various products to the commercial and industrial marketplace.  In addition, Mr. Bieber is the owner and President of Acrometal Management Corporation, and owner of AcroTech Industries, Inc., a Texas-based operation supplying various products and services to the commercial and industrial marketplace.  Mr. Bieber is currently a member of the World Presidents’ Organization and the Minnesota Executives’ Organization.  He is a past President of the Board of Directors of Hammer Residences, Inc., and a member of the Dunwoody Institute Board of Trustees.  Mr. Bieber is a past President and Trustee of the Washburn Child Guidance Center and a former cabinet member to the Minneapolis United Way.

GERALD A. SCHWALBACH  has served as a Director of TCF Financial since 1999.  Mr. Schwalbach is currently the Chairman of the Board of Spensa Development Group, LLC, and related companies, all of which are engaged in the real estate business.  Prior to June 30, 2003, Mr. Schwalbach was Chairman of the Board of Two S Properties, Inc., Superior Storage I, LLC, and related companies.  Since 1997, he has been a Director of C.H. Robinson Worldwide, Inc., a logistics and transportation company.  He was a Director of BORN Information Systems, Inc., a computer consulting firm, from 1998 to 2004.

DOUGLAS A. SCOVANNER was elected as a Director of TCF Financial in June 2004.  Mr. Scovanner has been Executive Vice President and Chief Financial Officer of Target Corporation since 2000.  He was Senior Vice President and Chief Financial Officer of Target Corporation from 1994 – 2000.  Before joining Target Corporation, he was Senior Vice President of Finance for Fleming Companies, Inc.  He also served as Vice President and Treasurer of Coca-Cola Enterprises, as well as various positions with The Coca-Cola Company.  He is a Trustee of the Darden School Foundation for the Darden Graduate School of Business Administration at the University of Virginia.  He also serves on the Executive Committee of the Minnesota Orchestral Association as a Vice Chairman, and is on the Board (member and past Chairman) of the Greater Metropolitan Housing Corporation.

OTHER DIRECTORS (NOT NOMINEES AT THIS MEETING)

RODNEY P. BURWELL was elected to the Board of TCF Financial in 2000.  He is the founder of Xerxes Corporation, a leading manufacturer of structural fiberglass products.  Mr. Burwell is the owner of the Silvertree Hotel in Snowmass Village, Colorado and the Madison Concourse Hotel in Madison, Wisconsin.  Mr. Burwell’s other businesses include C&B Investments, which operates a group of John Deere agricultural dealerships; and Pace Analytical Services, Inc., an analytical testing company.  Mr. Burwell is the Chairman of the Board of Fairview Health Services, and a member of the Board of Trustees at The University of St. Thomas, Opus Northwest, IDS Life Series Fund, Inc., American Centurion Life Assurance Company, and IDS Life Insurance Company of New York.

WILLIAM A. COOPER has been Chairman of the Board of TCF Financial since its formation in 1987.  Mr. Cooper was also the Chief Executive Officer of TCF Financial from 1987 – 2005, and was Chief Executive Officer of TCF National Bank (“TCF Bank”), a wholly-owned national bank subsidiary of TCF Financial, until 1993.  Effective December 31, 2005, he retired as an employee and Chief Executive Officer of TCF Financial but continues to serve as non-executive Chairman.  Mr. Cooper serves on the Boards of Directors of the Friends of Ascension School, the Providence Academy, and SchoolStart.  He is also a controlling shareholder of Cooper State Bank, a state bank organized under the laws of the State of Ohio.  Mr. Cooper has been a Director of TCF Financial since its formation in 1987 and of TCF Bank since 1985.

THOMAS A. CUSICK has been a Director of TCF Financial since 1988.  He was Chief Operating Officer of TCF Financial from 1997 – 2002 and Vice Chairman from 1993 – 2002.  Prior to 1993, he had been President of TCF

Financial since its formation in 1987.  Mr. Cusick also served as Chief Executive Officer of TCF Bank from 1993 – 1996.  Mr. Cusick is past Chairman of the Savings League of Minnesota and is a past member of the Board of Trustees of the College of St. Benedict.  Mr. Cusick retired as an executive of TCF Financial effective in 2002, but continues as a Board member.  Mr. Cusick also serves as a Director of First Florida Bank, which is headquartered in Naples, Florida.

LUELLA G. GOLDBERG has been a Director of TCF Financial since 1988.  She has been a Director of Hormel Foods Corporation since 1993, and served as a Director of Reliastar Financial Corp. from 1976 until 2000.  In 2001, she was elected to the Supervisory Board of ING Group, Amsterdam, the Netherlands, which acquired Reliastar Financial Corporation in 2001.  Ms. Goldberg served as Chair of the Board of Trustees of Wellesley College from 1985 to 1993.  From July 1993 to October 1993, Ms. Goldberg served as acting President of Wellesley College and now serves as a Trustee Emerita.  Ms. Goldberg is also a past Chair of the Minnesota Orchestral Association and the University of Minnesota Foundation.  In addition, she became a Director of Communications Systems, Inc. in 1997, and of Hector Communications Corporation in 2002.

GEORGE G. JOHNSON has been a Director of TCF Financial since 1998.  He is Managing Director of George Johnson & Company, a Certified Public Accounting firm.  Mr. Johnson is an Executive Board Member of the Detroit Institute of Arts, Detroit Zoological Society, and the Wayne State University Richard Austin Scholarship Fund.  Mr. Johnson is also an advisor for the Black United Fund of Michigan, Inc.  Mr. Johnson serves as a Board Member for the Detroit Regional Chamber of Commerce, the Detroit Symphony Orchestra, Wayne State University Business School Board of Visitors, and Detroit Public Television.  Mr. Johnson is a Certified Public Accountant.

LYNN A. NAGORSKE was elected Chief Executive Officer by the Board effective January 1, 2006.  Mr. Nagorske was the Chief Operating Officer of TCF Financial from 2002 – 2005.  He has been President of TCF Financial since 1993 and a Director of TCF Financial since 1995.  He has also held various other positions with TCF Financial and TCF Bank:  Chief Executive Officer of TCF Bank (1997 – 1999); and Chief Financial Officer of TCF Financial (1987 – 1995).  Mr. Nagorske is currently a member of the Young Presidents’ Organization and the American Institute of Certified Public Accountants.  Mr. Nagorske currently serves as a Director of the Minnesota Business Partnership, the University of Minnesota Foundation, and the University of Minnesota Carlson School Board of Overseers.  Mr. Nagorske is also a past Director for the Science Museum of Minnesota, the Minnesota State University – Mankato Foundation, the Greater Minneapolis Chamber of Commerce, and the Minnesota Orchestral Association.

PETER L. SCHERER was elected as a Director of TCF Financial in 2003.  Mr. Scherer has been President and CEO of Scherer Bros. Lumber Co., a Minnesota-based retailer and manufacturer of residential building products, since 1995.  He also serves as CEO of Alpine Capital, LLC and New Brighton Capital, LLC, residential construction finance companies, as Chief Partner of Albertville Investments, LLC and as President of S.B. General Partner, Inc., the general partner of Scherer Limited Partnership.

RALPH STRANGIS is a founding member of the Minneapolis law firm of Kaplan, Strangis and Kaplan, P.A. Mr. Strangis is also a director of Exante Bank, Inc., an affiliate of UnitedHealth Group; Allianz Life Insurance Company of North America; Sit Investments Associates, Inc.; Cooper State Bank; and Banking Corporation of Florida, the holding company for First Florida Bank.    He has been a Director of TCF Financial since 1991.

Committee Memberships.  The business, property and affairs of TCF Financial are managed by or under the direction of the Board.  The Board met four times in 2005.  All Board members are encouraged to attend Committee meetings.  The following chart identifies the standing Board Committees (those which meet regularly) including those with audit and compensation responsibilities, the members of each standing Committee and the number of meetings held in 2005.  In addition, there was a duly-elected Executive Committee of the Board consisting of William Cooper, Ralph Strangis, and Luella Goldberg; however the Executive Committee did not meet during 2005.  The Board of Directors has affirmatively determined that all members of the Audit Committee and the Compensation/Nominating/Corporate Governance Committee are independent.  (See pages 6 – 7 of this proxy statement.)

Committee Name	Members	Principal Responsibilities	Number of Meetings
Audit	Gerald A. Schwalbach*, Ch. George G. Johnson* Robert E. Evans Peter L. Scherer Douglas A. Scovanner*	• Relations with internal and external accountants • Reviewing audit functions and controls • Reviewing financial reporting • Reviewing asset quality • Overseeing compliance	4

Shareholder Relations/De Novo Expansion Committee	Douglas A. Scovanner, Ch. William F. Bieber Rodney P. Burwell Thomas A. Cusick John M. Eggemeyer III Luella G. Goldberg Peter L. Scherer Gerald A. Schwalbach Ralph Strangis	• Reviewing De Novo banking strategy • Reviewing criteria to select branch sites • Reviewing branch profitability • Reviewing stock buyback program • Reviewing stock dividend recommendations • Reviewing merger and acquisition activity • Increasing stockholder value	4

Compensation/ Nominating/Corporate Governance	Ralph Strangis, Ch. William F. Bieber Rodney P. Burwell John M. Eggemeyer III Luella G. Goldberg Gerald A. Schwalbach	• Recommending and approving personnel-related items • Awarding stock and option grants • Executive compensation • Director nominations • Corporate Governance supervision	6

  *  Mr. Johnson, Mr. Scovanner, and Mr. Schwalbach have been designated as Audit Committee financial experts.

Director Attendance.  During 2005 all Directors attended at least 75% of the meetings of the Board and of the committees on which they serve.  TCF expects Directors to attend the Annual Meeting if their schedules permit.  The general practice on Board attendance at the Annual Meeting has been that the Directors standing for election attend the Meeting, as well as others whose schedules permit them to attend.  Eight Directors attended the 2005 Annual Meeting.

Corporate Governance.  TCF has adopted the following corporate governance documents which are available at the Corporate Governance section of TCF’s website: Corporate Governance Guidelines; Compensation/ Nominating/Corporate Governance Committee Charter; Audit Committee Charter; Audit Complaint Policy; Code of Ethics Policy; Code of Ethics for Senior Financial Management; Communications with Directors; and Stockholder Nominations.  Copies of these documents are available from the Corporate Secretary at the TCF address on page 1 of this proxy statement or from the Corporate Governance section of TCF’s website at www.tcfexpress.com (click on “About TCF,” then click on “Corporate Governance”).  The Corporate Governance Guidelines provide that the composition of the Board and Committees of the Board will meet all requirements of the NYSE and the Securities and Exchange Commission (“SEC”) and that the Company may adopt specific guidelines to implement those requirements from time to time.

How Does the Board Determine Which Directors Are Independent?  NYSE Rule 303A (the “NYSE Rule”), relating to corporate governance and director independence, requires the Board of Directors of TCF (and all other NYSE-listed companies) to have a majority of independent Directors, and requires the Board to make an affirmative determination that a Director has “no material relationship” with TCF in order for the Director to qualify as independent.  The NYSE Rule identifies certain transactions or relationships which automatically disqualify a director from being independent.  In the case of transactions or relationships with a director’s business, annual payments of more than the greater of $1,000,000, or 2% of the gross revenues of the director’s business are automatically disqualifying.  In May 2005, the Board of Directors adopted the following categorical standards, as permitted by the NYSE Rule, for determining whether a Director has a material relationship with TCF:

•                  Regulation O-approved Commercial Loans from TCF Bank to a Director’s Business.  Loans from TCF Bank or a subsidiary to a Director’s company are not material if they are not automatically disqualifying under the NYSE Rule, are subject to approval under Regulation O of the Federal Reserve Board, and TCF has not classified them as being in default.

•                  Transactions or Relationships Beneath Certain Thresholds and Not Automatically Disqualifying  Transactions or relationships between TCF and a Director and/or the Director’s business and TCF are not material if they are not automatically disqualifying under the NYSE Rule, and (a) the transaction (including employment) amounts are not in excess of $60,000 in a calendar year, (b) the business relationship amount is not in excess of five percent of the consolidated gross revenues of TCF, nor in excess of five percent of the consolidated gross revenues of the Director’s business for the last full fiscal year, and (c) any director’s (or director’s immediate family member’s) indebtedness is to TCF National Bank (a national bank) or its affiliated broker-dealer, is not disclosed as non-accrual, past due, restructured or potential problems and was made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.  In addition, amounts TCF is indebted to a Director’s business are not material if they are not automatically disqualifying under the NYSE Rule, and the aggregate amount of indebtedness at the end of TCF’s last full fiscal year is less than five percent of TCF’s total consolidated assets at the end of such fiscal year.

•                  Retail Banking Relationships: Home Mortgages, Consumer Loans and Retail Deposit Accounts.  Home mortgages, consumer loans and retail deposit accounts at TCF for a Director or immediate family members of the Director are not material if they are not automatically disqualifying under the NYSE Rule and are on ordinary retail consumer terms and conditions.

•                  Stockholder Ownership under 10%; Limited Partnerships; Service as Executive Officer.  A Director’s ownership of less than 10% equity interest in a company, or a limited partnership interest in a company, is not sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF.  However, a Director’s service as executive officer of a company is sufficient to cause the company to be considered as an indirect interest of the Director for purposes of determining material business relationships between the Director and TCF, even if the Director has ownership of less then 10% equity interest in a company.

Since November 2004, the NYSE evaluation of director independence has been based on a three-year look-back period.  On the basis of the foregoing categorical standards and review of the transactions and relationships between Directors and TCF over the years 2003-05, the Compensation/Nominating/Corporate Governance Committee and the Board of Directors affirmatively determined in January 2006 that the following Directors have no material relationship with TCF and are considered to be independent:  Mr. Bieber, Mr. Burwell, Mr. Eggemeyer, Mr. Evans, Ms. Goldberg, Mr. Johnson, Mr. Scherer, Mr. Schwalbach, Mr. Scovanner, and Mr. Strangis.  For all the foregoing Directors except Mr. Strangis, the Board’s determination was based on the determination that all transactions were covered by one or more of the categorical standards the Board has approved.  For Mr. Strangis, for the year 2004, the Board’s determination included a specific review and determination that certain transactions were not material, as described in the following paragraphs.  The Board of Directors determined that the following Directors are not independent:  Mr. Cooper (currently TCF’s Chairman), Mr. Nagorske (currently TCF’s Chief Executive Officer), and Mr. Cusick (TCF’s former Chief Operating Officer), because current executives and recently-retired executives are deemed to be non-independent under the NYSE Rule.

Certain Relationships and Related Transactions – What Related Party Transactions Included Directors?  During 2003-05, TCF had certain transactions or business relationships with certain Directors, all of which the Board of Directors determined to be not material, including but not limited to the following:

The firm of Kaplan, Strangis and Kaplan, P.A. provides legal services to TCF (including its subsidiaries).  Total fees received by Kaplan, Strangis and Kaplan, P.A. in each of the years 2003-05 were not large enough to require disclosure under regulations of the SEC.  Ralph Strangis is a member of the firm of Kaplan, Strangis and Kaplan, P.A.  During 2003-05, CTS Corporate Travel Solutions (“CTS”) provided certain travel-related services to TCF (including its subsidiaries).  Grace Strangis, the spouse of Ralph Strangis, is an officer, director and minority stockholder of CTS.  Payments to CTS in each of the years 2003 and 2005 were not large enough to require disclosure under regulations of the SEC, both separately and when combined with payments to and revenues of Kaplan, Strangis and Kaplan, P.A. except that in the year 2004, CTS received payments from TCF of $222,200 for travel-related services, which was 6.5% of CTS’ revenue.  When combined with payments to and revenues of Kaplan, Strangis and Kaplan, P.A., payments to CTS in 2004 were not large enough to require disclosure under regulations of the SEC.  The Board of Directors determined in 2005 that the payments to CTS in 2004 were not material and did not compromise Mr. Strangis’ independence as a Director because the amount was not significant and the percentage increase was due to ordinary fluctuations in the travel business volume of CTS.

Mr. Strangis was an organizer of Cooper State Bank, a state bank organized under the laws of Ohio, of which Mr. Cooper is controlling shareholder.  Mr. Strangis, Mr. Burwell, Ms. Goldberg, Mr. Schwalbach, and certain members of TCF management are shareholders in the Bank.  Mr. Winslow and one other member of TCF’s management are directors of Cooper State Bank.  The Board determined in 2005 that Mr. Strangis’ role as an organizer and his investment in Cooper State Bank was not material and did not compromise his independence as a Director because these transactions are not with TCF; Cooper State Bank will not be a competitor of TCF (its market area does not overlap TCF’s); and Mr. Cooper has retired as TCF’s Chief Executive Officer.

In 2003-05, TCF Bank or its subsidiaries had various commercial lending relationships with companies associated with Mr. Bieber, Mr. Burwell, Mr. Eggemeyer, Mr. Scherer, and Mr. Schwalbach.  These loans are of a type which is not prohibited under the Sarbanes-Oxley Act, the loan amounts are not prohibited by the NYSE Rule, and the amounts paid are not in excess of five percent of TCF’s, or the Director’s businesses’ consolidated gross revenues for the last full fiscal year.  All such loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.  In 2003-05, TCF Bank or its subsidiaries also had outstanding residential mortgage loans, deposit accounts (including overdraft lines of credit) and/or other retail consumer banking relationships with certain Directors and executive officers or family members of Directors and executive officers which were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than the normal risk of collectability or present other unfavorable features.

Communications with Directors.  TCF’s process for communications with Directors is as follows:  All communications should be in writing and sent to the Directors, or to a specified Director, c/o TCF’s General Counsel/Corporate Secretary at the TCF address on page 1.  An interested party desiring to communicate directly with the non-management Directors should follow the same process, but address the communication to “Non-Management Directors of TCF.”  Each communication is required to include information allowing TCF to verify the sender and the sender’s status as well as contact information for the sender (stockholder name, TIN (if applicable), address and phone number).  Only interested parties who identify the nature of their interest in TCF will be entitled to communicate directly with Directors.  Communications requiring special expertise will be forwarded to the Chair of the relevant Board Committee.  All communications will be initially reviewed by an internal TCF response team which will screen the communication for appropriateness.  If the communication is deemed not viable, the team will notify the sender promptly.  For viable communications, the team will conduct research and provide it to the Director(s) to whom the communication is directed, along with the communication.  Directors will be advised of all communications received, including those deemed not viable, and all non-management Directors will receive a copy of any communication addressed to them.  Directors will generally respond to all viable communications within six months, although in some circumstances additional time may be required.

Regular Separate Non-Management Director Meetings.  The non-management Directors, all of whom except Messrs. Cooper and Cusick are independent under the NYSE Rule, meet independently in executive sessions on the same days as and immediately after the regularly scheduled meetings of the Board.  At each executive session a presiding Director is elected to serve as such.  Once a year the session is limited to independent Directors.

Code of Ethics.  TCF has adopted a Code of Ethics for senior financial management (the “Senior Financial Management Code of Ethics”), and a code of ethics for officers, employees, and Directors generally (“Code of Ethics”), copies of which are available from TCF’s Corporate Secretary at the TCF address on page 1 of this proxy statement or from the Corporate Governance section of our website at www.tcfexpress.com (click on “About TCF,” then click on “Corporate Governance”).  Waivers to either Code will be posted on that website as well as changes or updated copies, as required.  To date, TCF has not issued any waivers to either Code.

Compensation Committee Interlocks and Insider Participation.  Directors who served on the Compensation Committee in 2005 were Messrs. Strangis, Bieber, Burwell, Eggemeyer, Schwalbach, and Ms. Goldberg.  None of these Directors has ever served as an officer or employee of TCF or any of its subsidiaries and all of them have been determined to be independent under the NYSE Rule.  Certain transactions between TCF and Directors Bieber, Burwell, Eggemeyer, Schwalbach, and Strangis are disclosed earlier under the caption “Certain Relationships and Related Transactions – What Related Party Transactions Included Directors?” on page 7.

COMPENSATION OF DIRECTORS

•             Employee (“inside”) Directors receive no pay for Board service.

•             Non-employee Directors’ compensation consists of cash, stock grants, and a retirement plan.

•             Cash compensation (which may be deferred and invested in TCF Stock):

•                  Annual Retainer – $20,000; Committee Chairs receive an additional $20,000 annual retainer fee

•                  Board Meetings – $1,000/meeting

•                  Committee Meetings – $500/meeting ($1,000/meeting for Audit Committee members)

•             Stock Grant Program:

•                  Periodically, but not more often than every three years, Directors receive TCF Stock grants equal to three times their annual base retainer: (excludes higher retainer for committee chairpersons) ($20,000 x 3 = $60,000).

•                  The number of shares granted is determined by dividing three times the annual retainer fee by the price of TCF Stock on the grant date.

•                  The stock vests over a minimum of three years.

•                  One-third of the shares will vest in each year that TCF Financial’s return on tangible equity exceeds 20%.

•                  Dividends are paid on unvested shares at the same rate as regular dividends to TCF stockholders.

•                  Once all shares vest, new grants are made.

•                  Unvested shares will vest if a change in control occurs.

•             Directors’ Retirement Plan:

•                  Directors with five or more years of service as an outside Director receive a retirement benefit.

•                  After five years, Directors are 50% vested with an additional 10% vesting each year thereafter until the tenth year when they are 100% vested.  The amount of the annual benefits is the vested percentage times the annual board retainer (currently $20,000) in effect at retirement.

•                  Benefits become 100% vested if a change in control occurs.

•                  The benefit is paid for a number of years equal to the Director’s length of service on the Board.

•                  Directors Deferred Plan:

•                  Fees and stock grants may be deferred until service ends on the Board.

•                  All deferred fees are invested in TCF Stock.

•                  Dividends are accumulated and invested in TCF Stock.

•                  Distributions for pre-2005 accounts are in installments or lump sum, as elected by the director.  For accounts accumulated in 2005 and after, all distributions are in lump sum form.

•                  Indemnification rights are provided to Directors under TCF Financial’s Articles of Incorporation and Bylaws, to the extent authorized under Delaware General Corporation Law.

•                  Chairman’s Compensation (please refer to page 22, “Provisions of the Chairman’s Agreement (Non-Executive)” for details).

•                  TCF pays for travel and other expenses of TCF Directors to attend Board meetings as a business expense.

•                  TCF typically holds one Board meeting per year (the “Annual Board Retreat”) at a remote location within or outside the U.S. and pays Directors’ travel and lodging expenses incurred in connection with the meeting, as well as those of the Directors’ spouses.

TCF STOCK OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

The following chart shows ownership as of January 31, 2006 of TCF Stock by those indicated.

Name of Beneficial Owner	Shares Beneficially Owned (1)(4)		% of Shares Outstanding (2)
Directors and Nominees who are not Named Executives:
William F. Bieber	845,885	(6)	*
Rodney P. Burwell	73,807	(6)	*
Thomas A. Cusick	877,972		*
John M. Eggemeyer III	71,133	(6)	*
Robert E. Evans.	720,698		*
Luella G. Goldberg.	200,141	(6)	*
George G. Johnson	63,200		*
Peter L. Scherer	9,072		*
Gerald A. Schwalbach	156,034	(6)	*
Douglas A. Scovanner	8,001		*
Ralph Strangis	112,938	(6)	*
Named Executives:
William A. Cooper	4,081,855		3.1%
Lynn A. Nagorske	1,286,350		*
Gregory J. Pulles	583,335		*
Barry N. Winslow	550,647		*
Neil W. Brown	374,309		*

All Directors, Nominees and Executive Officers combined (26 persons, including those named above)	11,589,145	(3)(6)	8.7%

5% beneficial owners

Columbia Wanger Asset Management, L.P.	6,759,000	(5)	5.1%
227 West Monroe Street, Suite 3000
Chicago, IL 60606

Advisory Committee of TCF
Employees Stock Purchase Plan	7,930,777	(6)	5.9%
c/o General Counsel TCF Financial Corporation 200 Lake Street East Mail Code EX0-03-A Wayzata, MN 55391-1693

* Represents 1.0% or less of the outstanding common stock of the class.

(1) All shares are directly owned or purchasable by options exercisable within 60 days after January 31, 2006, and the person indicated has sole voting and dispositive power, except as indicated in the following footnotes.  Includes shares beneficially owned by family members who share the person’s household, with respect to which shares the indicated person disclaims any beneficial ownership, as follows: Mr. Bieber, 14,000 shares; Mr. Brown,  40,800 shares; Mr. Burwell, 4,000 shares; Mr. Cooper, 20,123 shares; Mr. Evans, 126,409 shares; Mr. Pulles, 11,160 shares; and all Directors, nominees and executive officers combined, 257,182 shares.

(2) Each amount showing the percentage of outstanding shares owned beneficially has been calculated by treating as outstanding and owned the shares which could be purchased by the indicated person upon the exercise of existing options within 60 days after January 31, 2006.

(3) Includes shares which could be purchased upon the exercise of existing options within 60 days after January 31, 2006.  As of January 31, 2006, there were no options outstanding for the Directors, nominees and named executives, and 147,000 options outstanding for all executive officers combined.

(4) Includes whole shares of TCF Stock allocated to accounts in the TCF Employees Stock Purchase Plan, for which the named executives and certain Directors have shared voting power as follows:  Mr. Brown, 5,133 shares; Mr. Cooper, 131 shares; Mr. Nagorske, 58,483 shares; Mr. Pulles, 46,051 shares; Mr. Winslow, 52,174 shares; and all Directors, nominees and executive officers combined, 325,913 shares.  Also includes whole shares of TCF Stock in the trust for the Supplemental Employee Retirement Plan (“SERP”), for which the named executives do not have voting power, as follows:  Mr. Brown, 12,672 shares; Mr. Cooper, 9,167 shares; Mr. Nagorske, 48,206 shares; Mr. Pulles, 40,681 shares; Mr. Winslow, 27,473 shares; and all Directors, nominees and executive officers combined, 188,527 shares.  Also includes whole shares of TCF Stock (vested and unvested) in the trust for the TCF Financial Executive Deferred Compensation Plan or the TCF Financial Directors Deferred Compensation Plan for which the Directors or named executives do not have voting power, as follows: Mr. Bieber, 47,885 shares; Mr. Brown, 162,026 shares; Mr. Burwell 9,807 shares; Mr. Cooper, 2,389 shares; Mr. Cusick, 442,176 shares; Mr. Eggemeyer, 39,287 shares; Mr. Evans, 332,721 shares; Ms. Goldberg, 129,477 shares; Mr. Johnson, 46,655 shares; Mr. Nagorske, 436,766 shares; Mr. Pulles, 321,580 shares; Mr. Scherer, 8,072 shares; Mr. Strangis, 44,938 shares; Mr. Schwalbach, 17,911 shares; Mr. Scovanner, 5,701 shares; Mr. Winslow, 293,071 shares; and all Directors, nominees and executive officers combined, 2,771,684 shares.

(5) Columbia Wanger Asset Management, L.P. has sole voting and dispositive power with respect to all shares.  WAM Acquisition, GP, Inc. has shared dispositive and voting power with respect to all shares.  The foregoing information is based upon the Form 13G filed with the SEC by Columbia Wanger Asset Management, L.P. on February 14, 2006.

(6) The Advisory Committee for the TCF Employees Stock Purchase Plan has shared voting power with participants of all allocated shares in the Plan.  Advisory Committee members disclaim ownership of these shares.  Information on the table as to shares beneficially owned by Ms. Goldberg, and Messrs. Bieber, Burwell, Eggemeyer,  Schwalbach, and Strangis, does not include any shares beneficially owned by the Advisory Committee.

Were All Stock Ownership Reports Timely Filed by TCF Financial Insiders? (Section 16(a) Beneficial Ownership Reporting Compliance).  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TCF Financial’s Directors, executive officers and persons who beneficially own more than 10% of the outstanding shares of TCF Stock to file stock ownership reports with the SEC and the NYSE.  Based upon representations signed by officers and Directors, TCF Financial believes that all reports required by officers and Directors were filed on a timely basis during 2005, except that TCF filed one late report for the cancellation of 4,000 shares of unvested restricted stock on behalf of Mary Sarles, a former TCF executive.

BACKGROUND OF EXECUTIVES WHO ARE NOT DIRECTORS

The following describes the last five years (or longer) of business experience of executive officers of TCF Financial, or its principal wholly-owned subsidiary TCF Bank, who are not Directors of TCF Financial.  In these descriptions, TCF Bank – Lakeshore is the Illinois-Wisconsin division of TCF Bank.  TCF Bank – Michigan is the Michigan division of TCF Bank, and TCF Bank – Minnesota and TCF Bank – Colorado are the Minnesota and Colorado divisions respectively, of TCF Bank.  TCF Bank Wisconsin, TCF Bank Michigan, TCF Bank Minnesota, and TCF Bank Colorado are former subsidiary banks that were merged into TCF Bank.

TIMOTHY P. BAILEY (age 50) was elected President and CEO of TCF Bank effective January 1, 2006.  Mr. Bailey was the President of TCF Bank – Lakeshore from 2001 – 2005.  He has also held various other positions with TCF Bank: Chief Operating Officer/Lending of TCF Bank – Lakeshore since 2000;  President and Chief Executive Officer of TCF Bank Wisconsin since 1993, and prior to that Vice President of Commercial Lending/Loan Workouts with TCF Bank.

PAUL B. BRAWNER (age 57) was elected Executive Vice President of TCF Bank in 2000.  Prior to that Mr. Brawner was a Senior Vice President of TCF Bank since 1998.  Before joining TCF Bank in 1998, Mr. Brawner was with Huntington National Bank for nineteen years.

JAMES S. BROUCEK (age 42) was elected Treasurer of TCF Financial and TCF Bank in January 2005 and Senior Vice President of TCF Financial in 2002.  He also has served as Chief Investment Officer and Senior Vice President of TCF Bank since 2001.  Prior to that he had been Senior Vice President and Controller of TCF Bank – Michigan since 1995.

NEIL W. BROWN (age 47) was elected President and Chief Financial Officer of TCF Financial effective January 1, 2006.  Mr. Brown has been Chief Financial Officer of TCF Financial since 1998 and was an Executive Vice President of TCF Financial from 1998 to December 2005.  He was also Treasurer of TCF Financial from 1998 – January 2005.

CRAIG R. DAHL (age 51) has been Chairman and Chief Executive Officer of Winthrop Resources Corporation, a wholly owned subsidiary of TCF Bank, since 2003.  Mr. Dahl was also elected an Executive Vice President of TCF Financial and President of TCF Equipment Finance, Inc. (f/k/a TCF Leasing, Inc.), a wholly owned subsidiary of TCF Bank, in 1999.  Prior to that Mr. Dahl was a Senior Vice President in the Equipment Finance Division of Norwest Bank Minnesota, N.A. (n/k/a Wells Fargo Bank, N.A.) since 1991.

MARK L. JETER (age 49) was elected President of TCF Bank – Minnesota in 2000. He has also held various positions with TCF affiliates: Chief Executive Officer of TCF Bank Michigan (1998 – 2000), President of TCF Bank Michigan (1999 – 2000), Executive Vice President of Retail Banking of TCF Bank (1996 – 1998) and Senior Vice President of Retail Banking of TCF Bank (1994 – 1996).

JAMES L. KOON (age 46) was elected to the position of Chief Operating Officer of TCF Bank-Lakeshore in January 2006. Prior to that he was an Executive Vice President and Director of Retail Banking of TCF Bank-Lakeshore from 2004 – 2005.  He also served as Product Manager for Consumer Lending – TCF Bank from 2000-2004.

CANDACE H. LEX (age 45) was elected to the position of Executive Vice President and Chief Marketing Officer of TCF Financial in June 2005.  Prior to that she was Senior Vice President and Director of Marketing/Product Planning for National Commerce Financial Corporation (now SunTrust Bank), where she had been Director of Marketing since 1998.

GREGORY J. PULLES (age 57) has been the General Counsel of TCF Financial since its formation in 1987, Secretary of TCF Financial since 1989, and a Vice Chairman of TCF Financial since 1993.  Mr. Pulles has been an Executive Vice President of TCF Bank since 1989.  He has also held various other positions with TCF Bank:  Secretary (1989 – 1995) and General Counsel (1985 – 1993).

ROBERT H. SCOTT (age 58) was elected President of TCF Bank – Michigan in January 2005.  Prior to being named President, he served as Executive Vice President and Manager of Commercial Lending of TCF Bank – Michigan since 2003.  Prior to that he served as an Executive Vice President in Commercial Banking of TCF Bank – Minnesota.

DAVID M. STAUTZ (age 49) was elected Senior Vice President, Controller and Assistant Treasurer of TCF Financial, and Assistant Treasurer of TCF Bank in 1999.  He was elected Controller of TCF Bank in 2000.  Mr. Stautz is a member of the American Institute of Certified Public Accountants.

EARL D. STRATTON (age 58) was elected Executive Vice President and Chief Information Officer of TCF Financial in 1995 and TCF Bank in 2001.  Prior to that he was a Senior Vice President of TCF Financial and had been a Senior Vice President of TCF Bank since 1985.

BARRY N. WINSLOW (age 58) was elected to the position of Chief Operating Officer of TCF Financial effective January 1, 2006.  Mr. Winslow was Chief Executive Officer of TCF Bank from 2001 –  December 2005 and was also President of TCF Bank from 1998 – December 2005.  He has also held various positions with TCF affiliates:  President and Chief Executive Officer of TCF Bank – Lakeshore (2000 – 2001); President of TCF Bank Minnesota (1998 – 2000); President of TCF Bank Michigan (1995 – 1998); and President and Chief Executive Officer of TCF Bank Illinois (1993 – 1995).

REPORT OF COMPENSATION/NOMINATING/CORPORATE GOVERNANCE COMMITTEE

This Report identifies how the TCF Financial executives named in the Summary Compensation Table on page 18 are paid and why.  The Summary Compensation Table is a chart showing compensation for the last three years of the Chief Executive Officer of TCF Financial and the four highest paid executives of TCF Financial or its significant subsidiaries (the “named executives”).   The Committee reviews and approves the compensation arrangements of the named executives, approves bonuses compensation and stock awards, and reviews and approves personnel-related matters generally for TCF Financial.  The Committee retains an outside consultant to assist in the evaluation of executive compensation matters.

Compensation Philosophy.  TCF Financial has a compensation philosophy statement which the Committee considers in all of its compensation decisions.  This statement was adopted in 1993 and remains essentially unchanged since then.

The main goal of the compensation philosophy is to link a substantial portion of executive compensation to the profitability of the Company.  The Committee achieves this goal by tying substantial stock awards and an annual bonus to what it believes is the most significant measure of profitability: Earnings Per Share (“EPS”).  The goals for both the stock awards and annual bonuses are based on increases in EPS performance.  The Committee believes that EPS is an appropriate measure of long-term performance that will encourage management to pursue business opportunities that are in the long-term best interests of the Company’s stockholders.

A second goal of the compensation philosophy is to attract and retain highly competent executives.  The Committee achieves this objective by setting base compensation and incentives at competitive levels, and by awarding substantial performance stock awards which vest only on the achievement of the EPS goals.

The Committee believes the philosophy and its implementation have been successful.

How Are Executive Officers Paid?  TCF Financial compensates its executive officers in three ways: base compensation, annual cash bonus, and performance-based restricted stock.   TCF Financial also provides medical and retirement benefits (see pages 19 – 23 of this proxy statement).  The annual cash bonus and restricted stock awards are intended to qualify, and the Committee believes they do qualify, as performance-based within the meaning of section 162(m) of the Internal Revenue Code.

Base Compensation. The Compensation/Nominating/Corporate Governance Committee (the “Committee” or “Compensation Committee”) of the Board periodically reviews base compensation.    The Chief Executive Officer makes recommendations to the Committee for each of the executive officers.  The Committee does not tie its base compensation decisions to any particular formulas, measurements, or criteria, but members take into account the Company’s performance and compensation levels paid by competitors as well as changes in circumstances and responsibilities.  In light of Mr. Cooper’s retirement as an employee and Chief Executive Officer of the Company on December 31, 2005, Mr. Nagorske’s election to the position of Chief Executive Officer effective January 1, 2006, and other changes in senior management responsibilities, the Committee approved new base compensation amounts for the named executive officers as follows, starting January 1, 2006:  Mr. Nagorske - $700,000; Mr. Brown - $400,000; Mr. Winslow - $400,000; and Mr. Pulles - $350,000.

Annual Cash Bonus – 2005 and 2006.  The Committee approved in January of 2005 and January of 2006 a cash bonus plan for TCF Financial’s executives for 2005 and 2006, respectively, based on EPS, as defined in the TCF Financial Performance-Based Compensation Policy.  In determining the EPS goals for any year, the Committee considers general economic and banking industry trends, opportunities and issues.  Following are the EPS goals and bonus percentages that were approved by the Committee for TCF Financial executives for 2005 and 2006:

For 2005, the target range for EPS was from $1.87 to $2.06, with a corresponding bonus potential from 0% to 200% of base compensation.  Actual EPS achieved for 2005 was $2.00, resulting in a bonus payment of 140%, which the Committee approved.

For 2006, the target range for EPS is from $2.00 to $2.16, with the bonus being the percent of salary that is equal to ten times each whole cent of EPS from $2.00 to $2.12 and twenty times each whole cent of EPS over $2.12 up to $2.16.  The maximum bonus is 200% of salary (at $2.16 EPS).

Performance-Based Restricted Stock Grants.

Year 2000 Executive Stock Awards (“Year 2000 Awards”).  The Year 2000 Awards consisted of restricted stock awards aggregating 2,142,240 shares in total (1.3% of TCF Financial’s outstanding shares as of the initial grant date) to 14 members of TCF Financial’s executive management group.  Vesting is tied to two goals, with 50% of the shares vesting upon the attainment of each goal before 2008:

(1) “First Goal” – Requires a 75% increase in cash EPS over the base year (1999) cash EPS of $1.06, to $1.855 or more and upon achievement 50% of the grant will vest; and

(2) “Second Goal” – Requires a 100% increase in cash EPS over the base year (1999) cash EPS of $1.06, to $2.12 or more to vest the remaining 50% of the grant.

“Cash EPS” is as defined in the TCF Performance-Based Compensation Policy, as follows: diluted EPS, adjusted to eliminate the after-tax impact of the amortization and other adjustments to goodwill and other intangible assets acquired in business combinations.  Any shares not vested on the basis of Cash EPS performance by year-end 2007 will be forfeited.

In 2004, TCF Financial achieved a Cash EPS of $1.87, the First Goal was achieved, and the first 50% of the shares vested on January 6, 2005.  The remaining 50% of the shares will vest if the Second Goal ($2.12 Cash EPS or more) is achieved before 2008.  If the Second Goal is not achieved by the end of 2007, however, the remaining 50% of the shares will be forfeited.

The following chart displays the average annual increase in Cash EPS required from the inception of the Year 2000 Stock Awards through the end of 2007 in order for both vesting goals to be achieved, as well as the progress achieved to date toward the goals.  The dotted lines (- - -) in the chart show the First and Second Goals.  As revealed in the chart, the First Goal was achieved on the basis of Cash EPS of $1.87 in 2004 and the first 50% of the shares vested on January 6, 2005.

Generally, executives must remain employed with TCF Financial until the Second Goal is achieved in order to become vested in the remaining 50% of the Year 2000 Award shares, however if an executive leaves the Company before then on account of retirement, disability or death a pro-rata portion of the Year 2000 Awards will vest on the date the Company achieves the Second Goal based on the Cash EPS achieved through the end of the fiscal year closest to the executive’s departure.  Any unvested Year 2000 Award shares will fully vest upon a change in control (as defined) of TCF Financial.

Year 2006 Executive Stock Awards (“Year 2006 Awards”).  In January 2006 the Committee approved the Year 2006 Awards consisting of restricted stock awards aggregating 477,500 shares in total (less than one-half percent of outstanding shares of TCF Stock as of the award date) to 13 members of TCF Financial’s executive management group.

The number of shares that will vest is tied to year over year increases in EPS during each of the years 2006, 2007 and 2008, with the vesting percentage for each of the three years calculated from the chart below:

EPS Growth Rate:	5% or less	6%	7%	8%	9%	10%	11%	12%	13%	14%	15% or more
Percentage of Shares Earned:	0%	7%	14%	20%	27%	34%	40%	47%	54%	60%	67%

In the chart, the “EPS Growth Rate” is the excess of the current year EPS (for fiscal years 2006, 2007, and 2008) over the Base Year EPS, divided by the Base Year EPS and rounded to the nearest whole percentage.  The “Base Year EPS” is the EPS for the immediately preceding fiscal year or $2.00, whichever is greater.

The “Percentage of Shares Earned” determined from the chart for each of the fiscal years 2006, 2007, and 2008 will be multiplied by the number of Shares awarded to determine the number of “Earned Shares” for each of the three years ending December 31, 2006, 2007, and 2008.  The number of Earned Shares, once earned, may not be reduced and the total number of Earned Shares may not exceed 100% of the shares awarded.

Any shares which are not Earned Shares by the end of 2008 will be forfeited on January 31, 2009.  Although the Earned Shares will be calculated for each of the years 2006, 2007 and 2008, the Earned Shares will not actually vest until January 31, 2011.  Generally, executives must remain employed with the Company until January 31, 2011 in order to receive their Earned Shares under the Year 2006 Award.  However, if the executive leaves the Company before then on account of retirement, disability or death, the Earned Shares accumulated under the Year 2006 Awards to the date of the executive’s departure will vest on January 31, 2011 (or sooner in the case of disability or death).  Any unvested Year 2006 Award shares will fully vest upon a change in control (as defined) of TCF Financial.

Compensation as Related to Company Performance.  Annually, the Committee reviews and compares TCF Financial’s compensation and performance with the peer group of companies shown in the TCF Stock Performance chart on page 17.  The Committee intends to pay at the high end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.

The following chart shows TCF Financial’s performance ranking compared to performance of the 30 companies in the peer group included in the TCF Stock Performance chart on page 17 in key areas:

Performance Relative to Peer Group (30 Companies)

Year	2001 Rank	2002 Rank	2003 Rank	2004 Rank	2005 Rank
Return On Assets	3	5	4	5	3
Return On Equity	1	3	4	5	3
5-yr Return to Stockholders	7	6	6	8	13

Note:  Chart reflects the year when comparison was reviewed by the Committee, not period of performance.  Thus, for example, “2005 Rank” means TCF’s rank in the comparison presented in 2005, covering performance in the year 2004.

Chief Executive Officer’s Agreement and Compensation.  Please refer to page 22 of this Proxy Statement (“Provisions of the Chief Executive Officer’s Agreement”) for a complete description of the terms of this Agreement.

Chairman’s Agreement.  Please refer to page 22 of this proxy statement (“Provisions of the Chairman’s Agreement (Non-Executive)”) for a complete description of the terms of this Agreement and Mr. Cooper’s compensation as Chairman.

Section 162(m) of the Internal Revenue Code.  Although the Committee intends that compensation generally will either be performance-based or deferred, as necessary, such that compensation does not exceed the tax deduction limits of the Code, the Company in its discretion may pay compensation that is non-tax deductible in appropriate circumstances.

Committee Membership.  The Committee members are not, and never have been, executive officers of TCF Financial.  All Committee members are non-employee Directors.   On certain matters, a sub-committee consisting only of independent Directors (as defined for purposes of the Code) acts in lieu of the full Committee.  Please refer to page 7 for a description of transactions or business relationships between the Committee members and TCF Financial.

BY THE COMMITTEE:

Ralph Strangis, Chairman	William F. Bieber
Rodney P. Burwell	John M. Eggemeyer III
Luella G. Goldberg	Gerald A. Schwalbach

TCF STOCK PERFORMANCE CHART

The following graph compares the cumulative total stockholder return on TCF Stock over the last five fiscal years with the cumulative total return of the Standard and Poor’s 500 Stock Index, the SNL All Bank and Thrift Index, and a TCF Financial-selected group of peer institutions over the same period (assuming the investment of $100 in each index on December 31, 2000 and reinvestment of all dividends).

*Source: SNL Financial LC and Standard & Poor’s © 2006

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
TCF Financial Corporation	100.00	110.25	102.85	124.42	160.00	139.39
S&P 500 *	100.00	88.11	68.64	88.33	97.94	102.75
SNL All Bank & Thrift Index [1]	100.00	101.48	95.35	129.27	144.76	147.03
2005 TCF Peer Group [2]	100.00	109.54	114.63	158.41	188.82	190.29

1 Includes every bank and thrift institution in the U.S. traded on a major public exchange, a total of 640 companies as of December 31, 2005.

2 Consists of the 30 banks and thrifts, 15 of which are immediately larger than and 15 of which are immediately smaller than TCF Financial in total assets as of September 30, 2005, as follows:  IndyMac Bancorp Inc.; Independence Community Bank Corp.; Webster Financial Corporation; Westcorp; Downey Financial Corp.; Mercantile Bankshares Corporation; BOK Financial Corporation; W Holding Company Incorporated; Flagstar Bancorp, Inc.; Sky Financial Group, Inc.; South Financial Group, Inc.; First Citizens BancShares, Inc.; City National Corporation; Commerce Bancshares, Inc.; Investors Financial Services Corp.; Valley National Bancorp; Fulton Financial Corporation; BancorpSouth, Inc.; Fremont General Corporation; People’s Bank (MHC); BankUnited Financial Corporation; International Bancshares Corporation; FirstMerit Corporation; Cullen/Frost Bankers, Inc.; MAF Bancorp, Inc.; Wilmington Trust Corporation; Bank of Hawaii Corporation; FirstFed Financial Corp.; Whitney Holding Corporation; Hudson United Bancorp.  Six of the companies which were in the 2004 TCF Peer Group are not in the 2005 TCF Peer Group due to merger and acquisition activity or changes in asset size.  Those six companies are:  Associated Banc-Corp; Commercial Federal Corporation; Doral Financial Corporation; First BanCorp; Old National Bancorp; R & G Financial Corporation.

SUMMARY COMPENSATION TABLE

The following summary compensation table (the “Summary Compensation Table”) identifies the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the named executives.

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position at December 31, 2005	Year	Salary ($)(a)	Bonus ($)(a)	Other Annual Compensation ($)(b)	Restricted Stock Awards ($)(c)	LTIP Payouts ($)(d)	All Other Compensation ($)(e)
William A. Cooper*	2005	$ 700,000	$980,000	$302,300	$8,556,000	$9,208,500	$ 71,540
Director, Chairman of the Board	2004	700,000	1,400,000	209,660	0	0	32,650
and Chief Executive Officer	2003	700,000	0	152,250	0	0	74,650
Lynn A. Nagorske*	2005	$ 460,000	$644,000	$67,480	$0	$5,371,625	$ 41,400
Director, President	2004	460,000	920,000	67,400	0	0	13,800
and Chief Operating Officer	2003	460,000	0	85,320	0	0	41,400
Gregory J. Pulles	2005	$ 314,000	$439,600	—	$0	$2,302,125	$ 28,260
Vice Chairman, General Counsel	2004	314,000	628,000	—	0	0	9,420
and Secretary	2003	314,000	0	—	0	0	28,260
Barry N. Winslow*	2005	$ 350,000	$490,000	$113,240	$0	$1,534,750	$ 31,500
President of TCF Bank	2004	350,000	700,000	79,960	0	0	10,500
	2003	350,000	0	293,400	0	0	31,500
Neil W. Brown*	2005	$ 300,000	$420,000	—	$0	$2,302,125	$ 27,000
Executive Vice President and	2004	300,000	600,000	—	0	0	9,000
Chief Financial Officer	2003	300,000	0	—	0	0	27,000

* Effective December 31, 2005 Mr. Cooper retired as an employee and Chief Executive Officer but continues as Chairman.  Effective January 1, 2006 Mr. Nagorske is Chief Executive Officer, Mr. Winslow is Chief Operating Officer, and Mr. Brown is President and Chief Financial Officer.

(a) Salary and bonus are shown for the year in which they were earned.  No bonuses were paid for 2003.  The bonuses shown for 2004 and 2005 were paid entirely in cash and qualified as performance-based compensation based on the achievement of EPS goals.  (See “Annual Cash Bonus – 2005 and 2006” on page 13 of this proxy statement, for a description of the bonus program.)

(b) Includes (1) personal use of corporate aircraft in the following aggregate incremental cost amounts for Mr. Cooper - $193,650 in 2005, $187,810 in 2004, and $135,000 in 2003; for Mr. Nagorske - $59,740 in 2005, $60,280 in 2004; and $77,160 in 2003; for Mr. Pulles - $10,390 in 2005, and for Mr. Winslow - $82,400 in 2005, $51,780 in 2004, and $51,480 in 2003; and (2) general executive perquisites consisting of Company car, club memberships (Mr. Cooper received club membership benefits of $92,010 in 2005), tax service, financial counseling (Mr. Cooper only), executive physical, and home computer (Messrs. Cooper and Nagorske only).  Mr. Winslow’s amount for 2003 includes $219,020 in connection with a Company-required relocation.  Where no amount is shown, the amount did not exceed the lesser of $50,000 or 10% of reported salary and bonus.

(c) Represents a one-time performance-based stock award to Mr. Cooper (see page 22), as previously reported in TCF’s 2005 proxy statement.

(d) Represents vesting of performance-based restricted stock awards made to the named executives in 2000 as a result of the achievement of $1.87 Cash EPS for TCF’s 2004 Fiscal year. (See award description and chart on pages 14 – 15.)  These awards were previously reported as Long Term Incentive Plan Awards (“LTIP Awards”) on an LTIP table in the proxy statement covering 2000 compensation, except for 150,000 shares awarded to Mr. Brown, since he was not one of the named executives in 2000.  Over the years 2000 – 2005, performance-based restricted stock grants have been awarded to the named executives, in the number of shares as follows:

	2000	2001	2002	2003	2004	2005
William A. Cooper	600,000 shares	0	0	0	0	300,000 shares
Lynn A. Nagorske	350,000 shares	0	0	0	0	0
Gregory J. Pulles	150,000 shares	0	0	0	0	0
Barry N. Winslow	130,000 shares	0	0	0	0	0
Neil W. Brown	150,000 shares	0	0	0	0	0

At December 31, 2005, the total unvested TCF Stock holdings of the named executives, including all previous performance stock awards, was as follows:

	# of Unvested Shares	Value at December 31, 2005
William A. Cooper	600,000	$16,284,000
Lynn A. Nagorske	175,000	$4,749,500
Gregory J. Pulles	75,000	$2,035,500
Barry N. Winslow	80,000	$2,171,200
Neil W. Brown	75,000	$2,035,500

Dividends on shares of unvested restricted stock are paid at the regular rate for TCF Stock except for the Year 2000 Performance Stock, which paid a dividend of one-half the normal rate through the end of 2004, and the regular rate of dividend starting in 2005, as a result of the vesting of the first 50% of the shares in January 2005.  Value at December 31, 2005, is based on $27.14, which was the closing price of TCF Stock on December 31, 2005.

(e) Represents defined contribution plan (ESPP and supplemental) employer contributions during 2005 as follows:  Mr. Cooper, $63,400; Mr. Nagorske, $41,400; Mr. Pulles, $28,260; Mr. Winslow, $31,500; and Mr. Brown, $27,000; and insurance premiums paid for Mr. Cooper in 2005 of $8,140.  Does not include dividends or dividend-equivalents paid from or credited under the plans during 2005.  Amounts listed for 2004 are smaller than the amounts listed for 2003 because no bonus was paid in 2004 for 2003 performance.

OPTION GRANTS AND EXERCISES

There were no stock option awards to the named executives in 2005.  There are no outstanding stock options held by any of the named executives.

NO REPRICING OF OUTSTANDING STOCK OPTIONS

TCF Financial has not at any time engaged in the repricing of stock options.

BENEFITS FOR EXECUTIVES

The named executives participate in the same 401-K, pension, medical and other benefits that are provided to TCF employees generally.  In addition, TCF Financial provides the named executives (along with various other TCF employees) with: a restorative supplemental program for the 401-K Plan (the “TCF Employees Stock Purchase Plan – Supplemental Plan” which is being submitted for stockholder approval at this Meeting) which restores or makes up for limits on those plans under the Code; supplemental long-term disability coverage; a non-qualified deferred compensation program; and change in control protection, as well as perquisites included in the Summary Compensation Table on page 18.  Following is a more detailed description of TCF Financial’s benefit plans that are provided to executive officers, including the named executives.  In the following description, “TCF” refers to TCF Financial and all affiliated companies.

401-K Related Benefits

•             Under the TCF Employees Stock Purchase Plan (“ESPP” or “401-K” Plan), which also qualifies as an employee stock ownership plan, eligible employees are allowed to make contributions by salary reduction of up to 50% of their salary and incentive compensation on a tax-deferred basis pursuant to Section 401(k) of the Code.  Contributions of employees defined by the Code as “highly compensated” are limited, however.  Starting April 1, 2006, TCF will match the contributions up to six percent of pay of all eligible and participating employees with one to four years of service at the rate of 50 cents per dollar they contribute, with five to nine years of service at the rate of 75 cents per dollar they contribute, and with ten or more years of service at the rate of 100 cents per dollar they contribute with a maximum employer matching contribution of six percent of covered pay.  Before April 1, 2006, the matching contribution rate was 50 cents per dollar for all eligible employees with more than one year of service.  Employee contributions vest immediately, while the Company’s matching contributions are subject to a graduated vesting schedule of 20% per year of service.

•             Employee contributions are invested as directed by the employee in the TCF Financial Stock Fund or other available investments.

•             Employer matching contributions are invested 100% in the TCF Financial Stock Fund, however fully-vested employees may diversify their matching accounts into other available investments.  The participant may elect to have dividends paid on TCF Stock held in the TCF Financial Stock Fund reinvested or paid directly to the participant.

•             The benefit upon termination of employment is the vested balance in the account.  The TCF Financial Stock Fund balance is distributed as shares of TCF Stock or cash as elected by the participant.  Diversified investments are distributed as cash.

•             The named executives’ covered compensation and contributions under the 401-K Plan are subject to certain limits in the Code.  The TCF Employees Stock Purchase Plan – Supplemental Plan as submitted to this Meeting will allow them to make pre-tax contributions from their salary and bonus (at the same rate as under the 401-K Plan) and receive an employer matching contribution (at the same rate as under the 401-K Plan), on those contributions up to six percent of pay.  Employee contributions to the Supplemental Plan made April 1, 2006 and after may be invested, at the employee’s election, in the same investment choices that are available in the 401-K Plan.  Employer matching contributions to the Supplemental Plan are invested 100% in TCF Stock.  Dividend-based distributions are made from the Supplemental Plan at the same time and at the same rate as to TCF stockholders generally.

•             As a result of new Code section 409A, a prior supplemental program was discontinued on January 1, 2005 and was replaced by a new supplemental program which provides the same benefits but restricts distributions and elections as required to comply with Code section 409A.  Starting April 1, 2006, this Supplemental Plan has been amended to expand its membership and design and is being submitted to stockholders at this Meeting for approval. (See description on pages 23 – 27.)

•             The total number of shares of TCF Stock and value of account balances under the 401-K and the related Supplemental Plan (including its predecessor supplemental plan before 2005) for the named executives as of December 31, 2005, were as follows:

	Number of Shares of TCF Stock	Value of Accounts at December 31, 2005
William A. Cooper	292,299	$7,934,230
Lynn A. Nagorske	104,224	$2,828,690
Gregory J. Pulles	85,076	$2,308,970
Barry N. Winslow	77,799	$2,111,490
Neil W. Brown	16,296	$456,120

Pension Benefits

•             TCF maintains a pension plan for its employees, including the named executives.  Under the TCF Cash Balance Pension Plan (“Pension Plan”), monthly payments are credited to retirement accounts of eligible employees in amounts ranging from 2.5% to 7.5% of their covered pay, depending on age and length of service with TCF.  However, pay credits have been discontinued effective April 1, 2006.

•             Retirement accounts are credited monthly with interest payments which are tied to 5-year U.S. Government Bonds plus .25%.  Prior to January 1, 2004, the interest payments were tied to 10-year U.S. Government Bonds.    Employees hired or rehired on or after July 1, 2004 are not eligible for this Pension Plan.

•             The benefit amount upon termination of employment is the vested balance of the account, paid in a lump sum or in other permitted forms of payment.

•             Prior to September 1, 1990, TCF’s pension benefits were based on various formulas.  Benefits earned under this prior pension plan were frozen as of September 1, 1990 and are provided through an annuity with an independent insurance company.

•             The named executives participate in a supplemental program related to the Pension Plan which is restorative, meaning that it provides the same benefit formula as the Pension Plan except on amounts which exceed qualified plan limits for the Pension Plan under the Code.  Like the Pension Plan, pay credits to this supplemental program have been discontinued effective April 1, 2006.

•             The total annual benefit (single life annuity form) under all pension and related supplemental plans if the named executives continued with TCF Financial until age 65 at their current compensation levels, and considering the impact of the discontinuation of pay credits effective April 1, 2006, is as follows:  Mr. Nagorske, $103,550; Mr. Pulles, $73,790; Mr. Winslow, $63,810; and Mr. Brown, $28,750.  Mr. Cooper’s total annual benefit (single life annuity form) under all pension and related supplemental plans through his retirement date of December 31, 2005 is $161,390.  In lieu of receiving his entire benefit in an annuity form, Mr. Cooper will receive a lump sum distribution in the amount of $1,791,780 in 2006 and will receive an annual annuity benefit of $26,840 beginning at age 65.

Deferred Compensation Plans

•             Before 2005 TCF allowed eligible executives and senior officers to defer payment of their base salary and bonus as well as grants of restricted stock.  Effective January 1, 2005, future deferrals under these Plans were discontinued, in response to the enactment of Code section 409A.

•             The plans, which remain in effect for amounts previously deferred through the end of 2004, are known as the TCF Financial Executive Deferred Compensation Plan, the TCF Senior Officer Deferred Compensation Plan and the Winthrop Resources Corporation Deferred Compensation Plan.

•             TCF does not make any contributions to these plans, other than payment of administrative expenses.

•             The accounts of the five named executives who participated in these plans at the end of 2005, pursuant to their elections, are primarily or exclusively deemed to be invested in shares of TCF Stock which are generally required to be held until employment termination, at which time payment is made in-kind in the form of shares of TCF Stock.

•             Distributions to executives are generally paid out after termination of employment or upon a change in control over no more than 15 years and, in some cases, in lump sum form.

•             TCF’s cost of these plans in 2005 was $171,070 for recordkeeper and trustee expenses.

•             TCF pays no above-market interest on deferred amounts.  All interest or appreciation on deferred amounts is tied to the assets in which they are deemed to be invested.

•             TCF Financial has established trust funds to accumulate assets for payment of benefits as they come due.

•             Account balances of the named executives in the Executive Deferred Compensation Plan on December 31, 2005 were as follows:

	# of Shares (deemed) in TCF Stock	$ Value of Entire Account at December 31, 2005
William A. Cooper	2,088,262	$56,675,430
Lynn A. Nagorske	436,766	$11,795,320
Gregory J. Pulles	321,580	$8,727,710
Barry N. Winslow	293,071	$8,257,090
Neil W. Brown	162,026	$4,397,410

•            In January of 2006, as a result of Mr. Cooper’s retirement as an employee on December 31, 2005, Mr. Cooper’s account was distributed to him in-kind (in the form of shares of TCF Stock) under normal Plan distribution rules.

•            At December 31, 2005, the deemed investment in TCF Stock under all three deferred plans was 6,017,433 shares of TCF Stock valued at $163,313,130.

Payments in the Event of a Change in Control

•             Mr. Nagorske has a severance contract under which he is entitled to the following severance payments if his employment ends (including by resignation) within 24 months after a change in control:

•             A cash payment equal to three times his annual salary and average bonus over the last three years.

•             A non-cash benefit in the form of vesting of all unvested stock grants.  Vesting of stock grants occurs upon a change in control, regardless of whether or not his employment is terminated.

•             If Mr. Nagorske becomes subject to an excise tax under Code section 280G, he is entitled to receive reimbursement for this tax and additional sums to make up for any resulting additional tax amounts so that there is no net cost to him from the excise tax (“excise tax cost reimbursement”).

•            Mr. Cooper is entitled to vesting of unvested stock grants in the event of a change in control.  If Mr. Cooper becomes subject to an excise tax under Code section 280G, he is entitled to receive excise tax cost reimbursement.

•             The other three named executives have severance contracts under which they are entitled to the following severance payments if they are terminated, if they terminate employment for “good reason” within 24 months after a change in control, or if they resign with or without cause 12 months after a change in control:

•             A cash payment equal to two times their annual salary and average bonus over the last three years.

•             A non-cash benefit in the form of vesting of all unvested stock grants.  Vesting of stock grants occurs upon a change in control, regardless of whether or not the executive’s employment is terminated.

•             If the executive becomes subject to an excise tax under Code section 280G, he is entitled to receive excise tax cost reimbursement.

•             If the named executives with severance contracts terminated employment effective February 1, 2006 due to a change in control, the following pre-tax amounts would be paid: (1) Cash benefit – Mr. Nagorske, $3,664,000; Mr. Pulles, $1,411,730; Mr. Winslow, $1,593,330; and Mr. Brown, $1,480,000. (2) Non-cash: vesting of restricted stock and performance-based stock awards – Mr. Nagorske, 255,000 shares; Mr. Pulles, 125,000 shares; Mr. Winslow, 105,000 shares; and Mr. Brown, 130,000 shares; and (3) excise tax cost reimbursement.  The non-cash value received by the named executives would depend on the market price of TCF Stock at the time of vesting and the net value received by executives for both cash and non-cash amounts would be substantially reduced by the payment of income taxes.

Provisions of the Chief Executive Officer’s Agreement

On December 15, 2005, TCF Financial and Mr. Nagorske entered into an Employment Agreement (and a Change in Control Agreement (see page 21)) for a term of three years, with automatically renewing terms of one year each after the third year, with the following terms:

•                  Salary of $700,000 annually, subject to increase by the Compensation Committee of the Board.

•                  Annual Bonus as agreed to and approved by the Compensation Committee of the Board, currently up to 200% of salary (see page 13).  Annual bonuses are performance-based under Code section 162(m).

•                  Stock grants as approved by the Compensation Committee of the Board from time to time.  Currently, two grants are outstanding: the second half of the Year 2000 Executive Stock Award (see page 14) and the Year 2006 Executive Stock Award (see page 15).  These awards are both performance-based stock awards under Code section 162(m).

•                  Perquisites, as approved annually by the Compensation Committee of the Board.  These currently consist of one Company car and one parking spot, three club memberships, one home computer service, annual tax preparation, one executive physical, and limited personal use of corporate aircraft.  The value of these perquisites is reported in footnote (b) to the Summary Compensation Table on page 18.

•                  Participation in the same benefit plans as apply to TCF employees generally, and on the same terms and conditions.

Provisions of the Chairman’s Agreement (Non-Executive)

•            Terms of the Agreement under which Mr. Cooper will serve as Chairman from 2006-08 are:

•                  No salary or bonus.

•                  Regular outside Directors fees: $20,000 annual retainer, additional $20,000 Chairman’s retainer, plus regular per-meeting fees paid to all Directors.

•                  Regular Directors’ stock grant: one-time grant equal to three times annual retainer to vest 1/3 each year TCF achieves more than 20% ROTE.

•                  A one-time performance-based restricted stock award of 300,000 shares.  As a condition to the award, Mr. Cooper has agreed to serve as Chairman, if so elected, through January 1, 2009.  The shares awarded will either vest or be forfeited on January 1, 2009.   The vesting percentage, if any, on that date will equal 1/3 of the shares for each of the years 2006, 2007 and 2008 in which TCF Financial attains more than 20% return on tangible equity (“ROTE”).  Notwithstanding TCF Financial’s achievement of one or more of these goals, however, 100% of the shares will be forfeited if Mr. Cooper refuses to stand for re-election to the Board in 2008, as reasonably determined by the Committee, or resigns as Chairman of the Board at any time before January 1, 2009.  If he stands for re-election to the Board in 2008 but is not re-elected to the Board in 2008 and therefore is unable to serve as Chairman for the remainder of 2008, the shares will either vest or be forfeited on January 1, 2009 based on the performance-based goals of greater than 20% ROTE per year set forth above.  “ROTE” is a stockholder-approved performance-based measurement goal for performance stock awards under the Incentive Stock Program.  The award provides for pro-rata vesting of the shares, based on ROTE goals achieved, in the event of Mr. Cooper’s death or disability prior to January 1, 2009.  The award also provides for 100% vesting of the shares in the event of a change in control of TCF Financial prior to January 1, 2009.

•                  Office available at TCF headquarters between meetings for use at his discretion.

•                  Business expenses: reimbursement per standard TCF policy and practice for Directors.

•                  Non-compete: the non-competition covenant in Mr. Cooper’s previous employment agreement continues in effect during his service as Chairman.

•                  Use of TCF plane upon request per TCF policy for business use only (personal use no longer permitted after 2005).

•                  Club dues and fees: TCF will pay no club dues or fees after 2005 but has transferred existing Company-paid memberships to Mr. Cooper at his request at no cost, with appropriate income tax reporting.

•                  Excise tax cost reimbursement and stock vesting upon a change in control, as described on page 21.

As a result of his retirement as an employee and Chief Executive Officer on December 31, 2005, Mr. Cooper received or is receiving distribution of his benefits under TCF’s benefit plans as accumulated over the course of his employment with TCF.

Provisions of Other Named Executives’ Employment Agreements

The other three named executives entered into Employment (and Change in Control) Agreements (see page 21) with TCF Financial on December 15, 2005 for terms of two years, with automatically renewing terms of one year each after the second year, with specified salary, annual bonus opportunity and periodic stock grant opportunities as approved by the Compensation Committee, perquisites as approved by the Chief Executive Officer, and participation in the same benefit plans as apply to TCF employees generally.

Indemnification Rights.

Indemnification rights are provided to the named executives under TCF Financial’s Articles of Incorporation and Bylaws to the extent allowed under Delaware General Corporation Law.

PROPOSAL 2:  APPROVE THE TCF EMPLOYEES STOCK PURCHASE PLAN –
SUPPLEMENTAL PLAN

At the 2006 Annual Meeting, stockholders are being asked to approve the Company’s 2005 ESPP SERP, as amended and restated effective April 1, 2006 (hereinafter referred to as the “TCF Employees Stock Purchase Plan – Supplemental Plan” or “Plan”).  The Plan is a non-qualified supplemental retirement plan that provides benefits to participants in the TCF Employees Stock Purchase Plan (the “ESPP or 401-K Plan”) whose employee deferrals and employer matching contributions under the 401-K Plan are limited because of various Internal Revenue Code (the “Code”) limitations on their covered compensation or their contributions that would otherwise have been available under the 401-K Plan.  The Company has provided an unfunded deferred excess benefit plan similar to the Plan since 1988.

TCF Financial is submitting the Plan for approval by stockholders at the 2006 Meeting under the NYSE rules requiring approval of equity compensation plans, as a result of amendments made to the Plan effective April 1, 2006 (described below under “Amendments Effective April 1, 2006.”).  There are 1,013,392 shares of common stock of the Company authorized for issuance under this Plan.  If the stockholders do not approve the Supplemental Plan, the Company will consider modifications which result in the Plan no longer constituting an equity compensation plan.  The Company believes it is in the best interests of the Company and stockholders for the Plan to continue to provide for employee purchase of TCF Stock, and thus remain an equity compensation plan.

Set forth below is a summary of the terms of the Plan.  The following summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is appended to TCF Financial’s public filing of this proxy statement and is available through the SEC’s website at www.sec.gov.   Copies may be obtained by stockholders of TCF Financial upon request directed to TCF Financial’s Corporate Secretary at the TCF address on page 1 of this proxy statement.  Stockholders are encouraged to read the full text of the Plan.

Description of the Supplemental Plan Terms

History of the Plan.  TCF Financial has maintained a non-qualified supplemental program for the ESPP Plan since 1988.  The following example illustrates the operation of the supplemental program on salary and bonus exceeding the Code limit on covered pay in 2006 for 401-K plans of $220,000 (“Excess Covered Pay”) to allow the eligible employee to make employee contributions and receive employer matching contributions, on Excess Covered Pay:

Illustration #1 – Historical Plan Operation

	ESPP Plan			Supplemental Plan
Salary and Bonus	ESPP Covered Pay	Employee Contribution	Employer Match	Excess Covered Pay	Employee Contribution	Employer Match	Total Employee and Employer Contributions
$300,000	$220,000	6% - $13,200		$80,000	6% - $4,800		6% - $18,000
			50% - $6,600			50% - $2,400	50% - $9,000

The supplemental program maintained since 1988 was discontinued at the end of 2004 as a result of the enactment of new Code section 409A, which established new election, distribution, and other rules for non-qualified plans.  The Supplemental Plan was adopted at the beginning of 2005 to comply with the new requirements of Code section 409A.

Amendments Effective April 1, 2006.  TCF approved changes to the ESPP Plan, the Pension Plan and their related supplemental plans effective April 1, 2006.  As a result of these changes, employer matching contributions for the ESPP Plan increase from 50% to 75% for the first 6% of pay contributed by employees with five to nine years of service, and from 50% to 100% of the first 6% of pay contributed by employees with ten or more years of service.  Pay credits in the Pension Plan will be discontinued effective April 1, 2006, however interest credits will continue to be paid until participants withdraw their money.  All unvested participants in the Pension Plan will be vested on March 31, 2006.

Also effective April 1, 2006, the Supplemental Plan was amended and restated in the form submitted for approval at this Meeting: (1) to expand the group of employees eligible to participate; (2) to allow eligible employees to make deferred compensation contributions up to 50% of covered pay; and (3) to allow eligible employees to contribute to the Supplemental Plan in lieu of the ESPP Plan, to the extent contributions to the ESPP Plan are limited.  These changes restore the non-qualified deferred compensation opportunity that was discontinued in 2005 as a result of a new tax law (Code section 409A) and provide flexibility for the ESPP Plan to continue to pass certain Code testing requirements and remain tax-qualified.

For the year 2006, the contributions to the ESPP Plan of employees who are eligible for the Supplemental Plan have been limited to one percent of covered pay but additional contributions may be made, at the employee’s election, to the Supplemental Plan in lieu of contributions they previously were allowed to make to the ESPP Plan.  Contributions to the Supplemental Plan made in lieu of ESPP Plan contributions, up to six percent of pay, are matched at the same rate as under the ESPP Plan on salary and bonus, including Excess Covered Pay (“Total Covered Pay”).   As a result, under the Plan as amended, for the year 2006 the example set forth earlier in this summary would change as follows:

Illustration #2 – Operation of Plan, as Amended and Proposed for Approval

	ESPP Plan			Supplemental Plan
Salary and Bonus	ESPP Covered Pay	Employee Contribution	Employer Match	Total Covered Pay	Employee Contribution	Employer Match	Total Employee and Employer Contributions
$300,000	$220,000	1% - $2,200		$300,000	6% less ESPP - $15,800		6% - $18,000
			50% - $1,100			50% - $7,900	50% - $9,000

•                  Example assumes employee has 50% matching rate.  Additional factors will affect the exact calculations.

The Supplemental Plan does not provide any additional or special covered compensation or service credits to eligible employees.  Covered pay is defined as gross salary and bonus (unreduced by Plan contributions) and excludes restricted stock, options, and any other form of executive compensation.  Service credits are the same as under the ESPP Plan.

Eligibility.  Employees of the Company or any of its direct or indirect subsidiaries who are part of a certain  group of management or highly compensated employees as defined under the Employee Retirement Income Security Act of 1974 (“ERISA”) and as determined by the Compensation Committee of the Board of Directors (the “Committee”), are eligible to participate in the Plan.  Prior to April 1, 2006, the group of eligible employees was limited to Senior Vice President or higher ranking officers of TCF Financial and TCF Bank, and of the rank of President at subsidiary companies.  Starting April 1, 2006, approximately 260 officers of the rank of Vice President or higher who are highly compensated relative to TCF employees generally (compensation equal to three times or more the average pay) will be eligible to participate in the Plan.

Allocation of Deferrals and Contributions.  Deferrals and matching contributions to the Plan are credited on the date that a deferral and/or matching contribution would be paid to the ESPP Plan if it were a deferral and/or matching contribution to that plan.   Participants’ contributions shall be deemed to be invested in either Company stock or one of the investment options available under the ESPP Plan.  Employer matching contributions will be deemed to be 100% invested in TCF Stock.  Any dividends paid with respect to the Company stock in the Plan will be paid in cash directly to the employee and the employee’s account will not be credited with the deemed dividend.

Participants are general unsecured creditors with respect to their benefits under the Plan.

An eligible employee’s benefits under the Plan may not be assigned, transferred, or pledged in any manner while the Plan account is in the possession and control of the Company.

Termination of Employment and Distribution of Plan Accounts.  A lump sum distribution of an account balance will be made in the event of death or disability, or six months after the employee’s termination of employment.  Participants may also elect to receive a lump sum distribution on a date certain or in the event of a change in control.  Investments in Company stock are paid in whole shares of Company stock, with cash paid in lieu of fractional shares.  Investments in all other investment options are paid in cash.  All distributions are subject to income tax withholding.

Administration.  The Plan is administered by the Committee, or a special subcommittee thereof, who has exclusive authority and responsibility for all matters in connection with the operation and administration of the Plan, including, among other matters, to construe and interpret the terms of the Plan and to make any determination required under the Plan.

Amendment and Termination.  The Committee may at any time amend the Plan in any manner; provided that to the extent required by applicable law, rule or regulation, approval by the stockholders of the Company is required to (1) increase the number of shares of common stock to be credited under the Plan (except for adjustments by reason of stock dividends, stock splits, subdivision, consolidations, combinations, reclassifications or recapitalizations), or (2) make other material revisions to the Plan.  The Committee in its discretion may terminate and distribute participant account balances at such time as the Committee shall determine subject to the provisions of Code section 409A and the regulations thereunder.  No such action may deprive any participant of any benefits to which he or she would have been entitled under the Plan if such participant’s termination of employment had occurred on the day prior to the date such action was taken, unless agreed to by such participant.

Shares Available.   A total of 13,392 shares were allocated to the Supplemental Plan in 2005 (excluding shares from the predecessor supplemental program accumulated from 1988 – 2004).  On and after January 1, 2006, no more than an additional 1,000,000 shares of TCF Stock may be credited to participant accounts in the Supplemental Plan, subject to appropriate adjustments in the event of certain changes in the outstanding shares of common stock by reason of stock dividends, stock splits, subdivisions, consolidations, combinations, reclassifications, or recapitalizations, resulting in total shares available under the Plan of 1,013,392 shares.

If the Company shall at any time increase or decrease the number of its outstanding shares of Company common stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Company common stock, or through a stock split, subdivision, consolidation, combination, reclassification, or re-capitalization involving the Company common stock, then the numbers, rights and privileges of the shares of Company common stock that are and may be credited under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and non-assessable at the time of such occurrence.

Executive Benefits.  As of December 31, 2005, the following shares of TCF Stock were credited to participant accounts of the named executives in the Supplemental Plan and its predecessor supplemental program (from 1988 – 2004), combined:

Number of Shares of TCF Stock
William A. Cooper	189,143
Lynn A. Nagorske	45,872
Gregory J. Pulles	39,155
Barry N. Winslow	25,756
Neil W. Brown	11,207

All shares were purchased from employee contributions and employer matching contributions at fair market value at the time the contributions were made.

Federal Tax Considerations and Withholding.  Allocations to the Plan are not subject to federal and state income tax until they are paid to a participant.  Allocations are considered wages for purposes of Social Security (FICA-Medicare and FICA-OASDI) and, in those states where it applies, State Disability Insurance (SDI).  The Company will deduct the applicable taxes from participants’ regular pay.  The amounts withheld will be reported on the participant’s form W-2.

Distributions from the Plan are subject to ordinary income tax at the time of distribution but are not subject to any tax penalty for distribution prior to age 59½.  Taxes on such distributions cannot be deferred by making a rollover to another employer’s plan or an IRA.  The Company’s tax deduction for benefits distributed from the Plan occurs at the same time as the benefit becomes taxable to the participant for income tax purposes.

Costs to the Company.  Expected cost to TCF Financial of this Plan is approximately $590,860 annually over the next ten years for recordkeeping and trustee expenses and employer matching contributions, applying the same assumptions as used for the New Plan Benefits chart below.

Over the next succeeding ten years, the following benefits are expected to be earned under this Plan if it is approved.

New Plan Benefits
TCF Employees Stock Purchase Plan – Supplemental Plan
Name and Position	Dollar Value ($)	Number of Shares
Mr. Cooper, Chairman	$0	0
Mr. Nagorske, Director, Chief Executive Officer	$866,840	31,940
Mr. Pulles, Vice Chairman, General Counsel and Secretary	$299,380	11,030
Mr. Winslow, Chief Operating Officer	$306,500	11,290
Mr. Brown, President and Chief Financial Officer	$412,650	15,200
Executive Group	$1,346,860	49,630
Non-Executive Director Group	$0	0
Non-Executive Officer Employee Group	$2,030,320	74,810

The Table assumes bonuses of 140% and current (2006) salaries, as well as retirement at age 65, and shows benefits derived from employer matching contributions only (excluding employee contributions) at the matching rates going into effect on April 1, 2006 of 50% for employees with 1 or more but less than 5 years of service, 75% for 5 or more but less than 10 years of service and 100% for 10 or more years of service.  The Table also assumes the limit on ESPP Plan employee contributions is 1% in 2006 and 6% in years thereafter.  In estimating shares of TCF Stock, the Table assumes a purchase price of $27.14 per share, the closing price of TCF Stock on December 31, 2005.  The Table does not include any value for dividends or appreciation in the market value of TCF Stock.

Vote Required; Recommendation.  Approval of this proposal requires a vote in favor of the Plan by the holders of a majority of the Company’s shares of stock present in person or represented by proxy and voting on this proposal at the Annual Meeting.

What is the Board’s Recommendation on Voting on This Proposal?  The Board unanimously recommends that TCF Financial stockholders vote “For” the approval of the TCF Employees Stock Purchase Plan – Supplemental Plan.

Equity Compensation Plans Approved by Stockholders:  The following chart is provided as required under SEC regulations with information as of December 31, 2005:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	259,800	$13.76	4,432,203

Equity compensation plans not approved by security holders	0	0	0

Total	259,800	$13.76	4,432,203

PROPOSAL 3:  ADVISORY VOTE ON TCF FINANCIAL’S APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit the financial statements of TCF Financial and its subsidiaries for the fiscal year ending December 31, 2006.

A proposal consisting of an advisory vote on the appointment of KPMG LLP will be presented to the stockholders at the Annual Meeting.  Such a vote is not required but is being solicited by TCF Financial in order to determine if the stockholders approve of KPMG LLP as TCF Financial’s independent registered public accountants.  Pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee’s appointment of KPMG LLP is not contingent upon obtaining stockholder approval.  In the event of a negative vote by stockholders, the Committee will take such vote into consideration in determining whether to continue to retain KPMG LLP.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions.  The representatives will also be provided an opportunity to make a statement, if they so desire.

What is the Board’s Recommendation on Voting on This Proposal?   The Board unanimously recommends that TCF Financial stockholders vote “For” approving the appointment of KPMG LLP.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with management; received written disclosures and the letter from our independent registered public accountants, KPMG LLP (“KPMG”), required by Independence Standards Board Standard No. l, as modified or supplemented; and discussed the independence of KPMG, with representatives of such accounting firm.  The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Based on the review and discussions above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the TCF Financial Corporation Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

Fees paid to our independent registered public accountant, KPMG, for the years ended December 31, 2004 and 2005 are as follows:

	2004	2005

Audit Fees (1)	$1,001,000	$997,500

Audit Related Fees (2)	$19,200	$20,000

Tax Fees (3)	$244,100	$186,900

All Other Fees	$0	$0

TOTAL	$1,264,300	$1,204,400

(1)  Includes fees for annual audit, quarterly reviews, separate opinions, statutory audits and comfort letters.

(2)  Audit Related Fees were due to employee benefit plan audits and the issuance of collateral letters.

(3) Tax Fees related to the preparation of tax returns, consulting on executive compensation and benefits, and consultation on other corporate tax matters.

The Audit Committee has considered all fees for non-audit services to be compatible with maintaining the accountants’ independence.

The Board of Directors has adopted a written charter for the Audit Committee, which was amended January 23, 2006.  A copy of the charter, as revised, is attached as Appendix A to this proxy statement.  The amendments were made to the charter primarily to more clearly describe Audit Committee responsibilities.

Pre-approval Process.  The Audit Committee is responsible for pre-approving all audit and non-audit services.  In the event that approval is required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairman is authorized to pre-approve audit and non-audit services, provided the aggregate fees for the services approved by the Chairman since the prior Committee approvals shall not exceed $250,000.  Any services pre-approved by the Chairman will be reported to the full Audit Committee at its next scheduled meeting.  Since the passage of the Sarbanes-Oxley Act of 2002, 100% of all services provided by KPMG (including all of the services on the foregoing chart) have been pre-approved by the Audit Committee pursuant to its procedures.

Each member of the Audit Committee is independent, as independence is defined in Section 303A.02 of the listing standards of the NYSE.

BY THE AUDIT COMMITTEE:

Gerald A. Schwalbach, Ch.	George G. Johnson	Douglas A. Scovanner
Robert E. Evans	Peter L. Scherer

ADDITIONAL INFORMATION

How Can Stockholders Submit Proposals and Nominate Directors for Next Year’s Meeting?   If you are a stockholder and you wish to have a proposal or Director nomination included in TCF Financial’s proxy statement and form of proxy for its Annual Meeting in 2007, you must submit your request in writing to the Secretary of TCF Financial no later than November 8, 2006.  We suggest that you send any such proposals by certified mail.  The Board has the right to review stockholder proposals to determine if they meet the requirements for being included in the proxy statement as established by the SEC.  Also, see TCF Financial’s Policy on Stockholder Nominations on page 2 of this proxy statement.

Proposals not included in proxy mailings may be submitted to next year’s Annual Meeting if they meet the requirements of the Bylaws of TCF Financial.  Stockholders must deliver a notice of a proposal to the Secretary of TCF Financial by the deadline.  The deadline is at least 60 days, but not more than 90 days before the Annual Meeting, but if TCF Financial gives less than 70 days notice of the Annual Meeting, the deadline is ten days after the earlier of the date the notice of the Annual Meeting date was mailed or public disclosure of the Annual Meeting date was made.  Stockholders can nominate Directors at an Annual Meeting if the nomination is submitted to the Secretary of TCF Financial by the same deadline as applies to other stockholder proposals (generally, no later than 60 days before the scheduled Meeting date) and if the nomination satisfies the informational and other requirements in the Bylaws of TCF Financial as determined by the Board.  If next year’s Annual Meeting is held on the fourth Wednesday in April, the deadline for submission of a proposal or nomination of a Director for next year’s Annual Meeting would be on or about February 23, 2007.  TCF Financial reserves the right to vote all proxies as it determines in its discretion on any stockholder proposals or nominations, pursuant to authority provided on the proxy card.

How Can Stockholders Get Copies of TCF Financial’s Annual Report?  TCF Financial is furnishing with this proxy statement a copy of its 2005 Annual Report including financial statements.  STOCKHOLDERS MAY RECEIVE A FREE COPY OF TCF FINANCIAL’S 2005 ANNUAL REPORT ON FORM 10-K.  If you wish to receive a copy, please send a written request to the Corporate Secretary of TCF Financial at the corporate address on page 1 of this proxy statement.  If you want copies of exhibits to the 2005 Annual Report on Form 10-K, a reasonable charge may be made for the expense.  You can also visit our website at www.tcfexpress.com for free access to SEC filings by clicking on “About TCF,” then clicking on “Investor Relations,” and then clicking on “SEC Filings.”

Delivery of Documents (Proxy Statements and/or Annual Reports) to Stockholders Sharing an Address (Householding).  TCF Financial has elected to combine mailings to stockholders living at the same address, as permitted under the rules of the SEC.  Consequently, only one proxy statement and one annual report are being delivered to multiple stockholders sharing an address unless TCF Financial has received contrary instructions from one or more of the stockholders.  TCF Financial will deliver promptly upon written or oral request a separate copy of its 2005 Annual Report on Form 10-K or this proxy statement to a shared address to which a single copy of the documents was delivered.  You may direct any requests for separate copies to the Corporate Secretary of TCF Financial at the corporate address on page 1 of this proxy statement.  If you reside at the same address as another stockholder and you prefer to receive your own set of the annual report and/or proxy statement in the future, you may contact TCF’s transfer agent, Computershare Trust Company, N.A. by calling its toll-free number (800) 443-6852 or writing to them at P.O. Box 43010, Providence, RI  02940-3010.  Your request will be effective 30 days after receipt.  If you are currently receiving multiple copies of the proxy statement and annual report and prefer to receive a single set for your household, you may also contact Computershare Trust Company, N.A., at the phone number or address above.

APPENDIX A

TCF FINANCIAL CORPORATION

BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

Adopted January 24, 2000 and Revised January 23, 2006

I. INTRODUCTION AND PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities by overseeing the Company’s financial reporting and public disclosure activities. The Audit Committee’s primary duties and responsibilities are to:

A.           Assist Board oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors.

B.             Prepare the report that Securities and Exchange Commission (SEC) rules require to be included in the Company’s annual proxy statement.

II. COMPOSITION

The members of the Audit Committee shall be elected by the Board. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

A.            Independence

The Audit Committee shall be comprised of three or more Directors each of whom shall have been affirmatively determined by the Board to be independent Directors as defined by the SEC, the New York Stock Exchange (NYSE) and by the Federal Deposit Insurance Corporation (FDIC).

B.          Financial Literacy and Expertise

Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment.  At least one member of the Audit Committee shall be an “Audit Committee Financial Expert” as defined by the SEC.  (If the Company does not have an “Audit Committee Financial Expert” on the Audit Committee it shall disclose that fact and the reasons therefore). At least one member of the Audit Committee shall have accounting or related financial management expertise as defined by the NYSE.  At least two members of the Audit Committee shall have banking or related financial management expertise as defined by the FDIC.  These determinations shall be made by the Board of Directors.

C.            Other

Audit Committee members shall not simultaneously serve on the Audit Committees of more than two other public companies.

III. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. To the extent practicable, each of the Audit Committee members shall attend each of the regularly scheduled meetings in person.

A majority of the Audit Committee members currently holding office constitutes a quorum for the transaction of business. The Audit Committee shall take action by the affirmative vote of a majority of the Audit Committee members present at a duly held meeting.

The Audit Committee shall meet periodically in separate executive sessions with management (including the chief financial officer and chief accounting officer), the internal auditors and the independent auditor, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate.

The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV. COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any independent auditor employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all audit and permitted non-audit services.  The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority to retain, to the extent it deems necessary or appropriate, without prior permission from the Board or management, special legal, accounting or other consultants to advise the Committee.  The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to any advisors employed by the Committee and for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall annually review the Audit Committee’s own performance.  The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee shall:

Financial Statement and Disclosure Matters

1.               Review and discuss with management and the independent auditor the annual audited financial statements, including the Company’s specific disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.               Review and discuss with management and the independent auditor the company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.               Review with management and the independent auditor: (1) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company’s selection or application of accounting principles; and (2) major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting; and (3) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

4.               Review and discuss with management and the independent auditor the Company’s internal controls report and the independent auditor’s attestation of the report prior to filing of the Company’s Form 10-K.

5.               Review and discuss quarterly reports from the independent auditor on:

a.               All critical accounting policies and practices to be used;

b.              All alternative treatments with Generally Accepted Accounting Principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

c.               Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.               Discuss earnings press releases, as well as financial information provided to analysts and rating agencies.  The discussion may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not discuss in advance each earnings release.

7.               Discuss with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures including the Company’s risk assessment and risk management policies.

8.               Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended) relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.               Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operations of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.         Review and evaluate the lead partner of the independent auditor.

11.         At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or PCAOB inspection, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.   Evaluate the qualifications, performance and independence of the independent auditor, taking into account the opinions of management and internal auditors.  The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.         Ensure the regular rotation of the lead independent audit partner as required by law.

13.         Monitor compliance with Audit Committee approved policies regarding the hiring of employees or former employees of the independent auditors.

14.         Review with the independent auditor any audit problems or difficulties and management’s response. Discuss with the independent auditor material issues on which the independent auditor was consulted by the Company’s audit team.

Oversight of the Company’s Internal Audit Function

15.         Review and approve the appointment and replacement of the Chief Audit Executive (CAE).  The Audit Committee will have direct input into evaluations of the CAE’s performance as well as any decisions regarding CAE compensation.

16.         Review the significant recommendations made to management by the internal auditing department and management’s responses.

17.       Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

Compliance Oversight Responsibilities

18.       Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

19.       Review reports from management with respect to the Company’s compliance with applicable legal and regulatory requirements and the Company Code of Ethics.

20.       Obtain an annual report from the general counsel regarding the adequacy of the Company’s compliance program.

21.       Review reports and disclosures of insider and affiliated party transactions.

22.       Ensure appropriate procedures are established and maintained:

•                  to permit the Audit Committee to monitor the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

•                  to permit the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters to the Audit Committee.

23.       Review the significant findings from supervisory examination reports of state and federal agencies and the corrective action taken by management to such reports.

24.       Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

25.       Review with management and the independent auditor the basis for their reports issued under 12 CFR section 363.2(b).

26.       Discuss with the Company’s General counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies and internal controls.

Other Responsibilities

27.       Review management’s determination of the consolidated allowance for loan and lease loss reserves.

28.       Review the adequacy of the Company’s insurance coverages.

29.       Monitor the systems that management has established to implement the Company’s information security and business continuity programs.

V. Qualification

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty or responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of Company management and the independent auditor.  Nor is it the duty or responsibility of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

2005 ESPP SERP

 (As amended and restated effective April 1, 2006)

(A/K/A TCF EMPLOYEES STOCK PURCHASE PROGRAM—

SUPPLEMENTAL PLAN)

I.                                         Purpose of Plan; Effective Date of Plan

The purpose of the 2005 ESPP SERP (the “Plan”) is to provide Eligible Employees with supplemental retirement benefits as set forth herein to remedy certain limitations or reductions in benefits under the Internal Revenue Code (“IRC”), as set forth herein, to such Employees under the TCF Employees Stock Purchase Plan (“ESPP Plan”).  The Plan was originally effective for benefits based on Covered Compensation earned in calendar year 2005 and thereafter.  The Company hereby adopts this restatement effective April 1, 2006.  A previous plan, the Supplemental Employee Retirement Plan – ESPP Plan (the “Previous Plan”) was in effect for benefits based on Covered Compensation earned in calendar year 2004 and before and is a separate stand alone plan.  This Plan does not make any material modifications to the Previous Plan.  This Plan is intended to be exempt from the participation, vesting and funding provisions of the Employee Income Retirement Act of 1974, as amended (“ERISA”), and is intended to be maintained “primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA.

The Plan is intended to satisfy the requirements for nonqualified deferred compensation plans set forth in § 409A of the Code, and it shall be interpreted, administered and construed consistent with said intent.  If any provision of the Plan is, or becomes, or is deemed to be inconsistent with such requirements, such provision shall be construed or deemed amended to conform to such requirements; provided, that if such a provision cannot be so construed or deemed amended without, in the determination of the Company, materially altering the purpose or intent of the Plan, such provision shall be stricken and the remainder of the Plan shall remain in full force and effect.”

This Plan is also intended to be a plan, program, or arrangement under 4 U.S.C. section 114 (the “State Taxation of Pension Income Act of 1995”) maintained solely for the purpose of providing retirement benefits for employees in excess of the limitations imposed by one or more of IRC sections referenced in such Act on contributions or benefits in the Internal Revenue Code on qualified plans such as the ESPP Plan, and to be an “excess plan” as defined in Rule 16b-3 of the Securities and Exchange Commission.

II.                                     Definitions.  Whenever used in this Plan, the following terms shall have the respective meanings set forth below, unless a different meaning is required by the context in which the word is used. When the defined meaning is intended, the term is capitalized.

Capitalized terms not otherwise defined herein shall have the meaning set forth in the ESPP Plan.

(a)          Annual Bonus.    “Annual Bonus” is the annual cash bonus, if any, payable to an Eligible Employee under the Company’s annual bonus program(s) that meets the requirements for performance-based compensation under IRC § 409A and the regulations thereunder.

(b)         Change in Control.  “Change in Control” shall mean a change in ownership of TCF Financial Corporation (as defined in Proposed Treasury Regulation § 1.409A-3(g)(5)(v)), a change in effective control of TCF Financial Corporation (as defined in Proposed Treasury Regulation § 1.409A-3(g)(5)(vi)), or a change in the ownership of a substantial portion of the assets of TCF Financial Corporation (as defined in Proposed Treasury Regulation § 1.409A-3(g)(5)(vii)).

(c)          Committee.  The Compensation Committee of the Board of Directors of TCF Financial Corporation (“TCF Financial”), or a special sub-committee thereof, which shall consist only of individuals who qualify as independent directors under Rule 303A of the listing standards of the NYSE as applicable to compensation committee members, as non-employee directors under Rule 16b-3 of the Securities and Exchange Commission and as outside directors for purposes of IRC section 162(m) (“million dollar cap”).

(d)         Covered Compensation.   “Covered Compensation” is any “Basic Compensation” as defined in the ESPP Plan including such Compensation in excess of the limit on Basic Compensation under IRC § 401(a)(17) earned by an Eligible Employee in any Plan Year, and also including any amounts which would have been Basic Compensation (disregarding any limit on Basic Compensation under IRC § 401(a)(17) in such Plan Year) except that such Employee authorized the Employer before the beginning of the Plan Year in which such Compensation was earned (or in the case of an Annual Bonus, as defined under IRC § 409A and the regulations thereunder, six months prior to the end of the performance period) to defer such amounts which would otherwise be deferred under the ESPP Plan to this Plan.

(e)          Eligible Employee.    An “Eligible Employee” is an employee of the Employer who is designated as eligible to participate in this Plan in accordance with the provisions of Article III(a).

(f)            Employer.  “Employer” is TCF Financial and those of its subsidiaries that constitute a single service recipient within the meaning of Proposed Treasury Regulation § 409A-1(g).

(g)         ESPP Plan.  The “ESPP Plan” is the TCF Employees’ Stock Purchase Plan as amended from time to time.

(h)         IRC.  The “IRC” is the Internal Revenue Code of 1986, as amended.

(i)             Participant.  A “Participant” is an Eligible Employee who has elected to participate in this Plan in accordance with the provisions of Article IV(a).

(j)             Plan Administrator.  The “Plan Administrator” of this Plan is the Committee.

(k)          Plan Year.    The “Plan Year” is the calendar year.

(l)             Salary.  “Salary” is the Eligible Employee’s Covered Compensation, excluding Annual Bonus.

(m)       SERP Employee Contributions.  “SERP Employee Contributions” is any portion of an Eligible Employee’s Covered Compensation which such Employee has elected to have treated as SERP Employee Contributions under Article IV of this Plan.

(n)         TCF Financial.  “TCF Financial” or “Company” is TCF Financial Corporation, a Delaware Corporation.

(o)         TCF Financial Stock.  “TCF Financial Stock” is common stock of TCF Financial, par value $.01 per share.

III.                                 Eligibility

(a)                                  General Eligibility.  Employees of TCF Financial, or any of its direct or indirect subsidiaries, are eligible to participate in this Plan as determined by the Committee, in its discretion subject to the following:

(i)                                 No employee shall be eligible to participate in this Plan unless the Committee determines that such employee will be for that Plan Year a member of “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA.

(ii)                                The Committee shall select such employees for eligibility in this Plan on a Plan Year by Plan Year basis by promulgating a written statement describing or listing such Eligible Employees.  Selection for one Plan Year does not entitle the employee to be selected the next Plan Year.  An employee who has been selected by the Committee shall, however, be presumed to be selected for the subsequent Plan Year unless and until the Committee evidences a contrary intention.

Notwithstanding the foregoing, no employee shall be eligible for benefits under this Plan with respect to a particular Plan Year if the employee is not also an Active Participant in the ESPP Plan for that year.  Individuals who become employees of an Employer as a result of a merger or acquisition shall not be eligible to participate under this Plan unless and until the Committee has identified them as Eligible Employees pursuant to this section (a).

(b)                                  Specific Exclusions.  Notwithstanding anything apparently to the contrary in the Plan document or in any written communication, summary, resolution or document or oral communication, no individual shall be an Eligible Employee in this Plan, develop benefits under this Plan or be entitled to receive benefits under this Plan (either for himself or herself or his or her survivors) unless such individual is a member of “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA. If a court of competent jurisdiction, any representative of the U.S. Department of Labor or any other governmental, regulatory or similar body makes any direct or indirect, formal or informal, determination that an individual is not in “a select group of management or highly compensated employees” within the meaning of §§ 201(2), 301(a)(3) and 401(a)(1) of ERISA, such individual shall not be (and shall not have ever been) an Eligible Employee in this Plan at any time.  If any person not so defined has been erroneously treated as an Eligible Employee in this Plan, upon discovery of such error such person’s erroneous participation shall immediately terminate ab initio and the individual’s vested account balance shall be distributed immediately and treated as a termination of the person’s arrangement in accordance with Proposed Treasury Regulation § 1.409A-3(h)(2)(viii)(C).

IV.                                Supplemental Benefits Related to the ESPP Plan.

(a)                                  SERP Employee Contributions.

An Eligible Employee who elects to participate in this Plan for the Plan Year will defer compensation under this Plan in an amount that equals the amount that exceeds limitations on such Employee’s contributions to the ESPP Plan imposed by IRC §§ 401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 (the “IRC Limitations”) provided that:

(i)                                     Prior to the beginning of each Plan Year, an Eligible Employee who elects to participate in this Plan for the Plan Year authorizes the Employer to reduce the Participant’s compensation by the amount by which such Employee’s Salary and/or Commission deferral contribution elected under the ESPP Plan is limited by the IRC Limitations, and credit such amount to the Participant’s account under this Plan as the Employee’s SERP Employee Contributions for the Plan Year.

(ii)                                  Prior to June 30 of each Plan Year, an Eligible Employee who elects to participate in this Plan for the Plan Year authorizes the Employer to reduce the Participant’s Annual Bonus by the amount by which such Employee’s Annual Bonus contribution elected under the ESPP Plan is limited by the IRC Limitations, and credit such amount to the Participant’s account under this Plan as the Employee’s SERP Employee Contributions for the Plan Year.

For each Plan Year an Eligible Employee elects to participate in this Plan and as a condition to receiving benefits from this Plan for that year, the Employee (i) shall make pre-tax contributions to the ESPP Plan equal to the maximum amount permitted under the ESPP Plan and (ii) shall not make changes to pre-tax contributions to the ESPP Plan at any time during such Plan Year.

Any election by an Eligible Employee of SERP Employee Contributions pursuant to this section (a) shall be in writing, shall be made prior to the beginning of the Plan Year in which the services are performed (or with respect to the Annual Bonus, the date the election is required under paragraph (ii), above), shall be irrevocable when received by the Employer, and shall be applicable to all Covered Compensation earned during such Plan Year.  Employees who first become Eligible Employees after the beginning of the Plan Year must elect to participate in this Plan within thirty (30) days after becoming Eligible Employees provided such election only applies to salary and/or Commissions earned after the election is received by the Employer.  For purposes of the Annual Bonus, such election only applies to total bonus compensation for the performance period for such Bonus, multiplied by the ratio of the number of days remaining in the performance period after the election is made over the total number of days in the performance period.

Plan Year 2006.  For the Plan Year 2006, the following special rules shall apply:

For Eligible Employees electing to participate before the beginning of the Plan Year, their Salary and/or commission deferral contribution elected under the ESPP Plan shall be deemed to be 6% times their Covered Compensation in the form of salary or commissions earned during that Plan Year, the IRC Limitation under IRC § 401(k)(3) shall be deemed to be 1% of Basic Compensation (as defined in the ESPP Plan), and the IRC Limitation under IRC § 401(m)(2) shall be deemed to be the Employer Matching Contributions due with respect to such 1% of Basic Compensation.

For Eligible Employees electing to participate after the beginning of the Plan Year, their Salary and/or commission deferral contribution elected under the ESPP shall be between 1% and 50%, as designated by the Employee times their Covered Compensation in the form of Salary or commissions earned during that Plan Year, the IRC limitation under IRC § 401(k)(3) shall be deemed to be 1% of Basic Compensation (as defined in the ESPP Plan), and the IRC Limitation under IRC § 401(m)(2) shall be deemed to be the Employer Matching Contributions due with respect to such 1% of Basic Compensation.

For Eligible Employees electing to participate in the Plan for the Plan Year, their bonus deferral contribution to the ESPP Plan shall be between 1% and 50%, as designated by the Employee times their Covered Compensation in the form of bonus earned during the Plan Year, the IRC limitation under IRC § 401(k)(3) shall be deemed to be 1% of Basic Compensation (as defined in the ESPP Plan), and the IRC Limitation under IRC § 401(m)(2) shall be deemed to be the Employer Matching Contributions due with respect to such 1% of Basic Compensation.

For purposes of this Article, “Annual Bonus” is an annual cash bonus that meets the requirements of performance-based compensation under IRC § 409A and the regulations thereunder, if any, which is earned during one calendar year and payable after the end of that year to an Eligible Employee under the Company’s annual bonus program(s).

For purposes of this Article, “Commissions” are amounts payable to Eligible Employees and credited to them as “commissions” by their Employer in connection with products or services they have sold. Commissions include any draw paid as an advance against Commissions.

(b)                              Employer Matching Contributions.  At the same time as an amount of SERP Employee Contributions is deferred under paragraph (a), the Employer shall also credit to the Participant’s account under this Plan the amount of Employer Matching Contribution that would be due under the ESPP Plan with respect to such SERP Employee Contributions if they had been contributed as pre-tax elective deferrals under the ESPP Plan.  No Participant in the Plan shall be credited with Employer Matching Contributions with respect to pre-tax deferrals (to this Plan and the ESPP Plan, combined) that exceed 6% of the Participant’s Covered Compensation for each payroll period.

For purposes of determining the amount of Employer Matching Contributions, no more than $250,000 of an Eligible Employee’s Commissions payable during the Plan Year shall be included in Covered Compensation.

(c)                              Establishing Accounts; Investment of Accounts; Valuation of Accounts.  On the date that a Contribution under paragraph (a) or (b) would be paid to the ESPP Plan if it were a contribution to that Plan (the “contribution date”), the amount of such Contribution shall be credited to an account on the books of the Employer and shall be deemed as of such date to be invested as directed by the Participant.  SERP Employee contributions shall be deemed to be invested in such investment fund options available under the ESPP Plan or in TCF Financial Stock, as elected by the Participant.  Employer Matching Contributions will be deemed invested in TCF Financial Stock.

Effective as of April 1, 2006 (the “Effective Date”), each Participant’s account in the Plan shall be divided into two sub-accounts:  a “TCF Stock Account” and a

“Diversified Account.”  All shares of common stock of TCF Financial that are deemed to be held in a Participant’s account on the Effective Date shall be allocated as of that date to the participant’s TCF Stock Account.  Any new amounts credited to a Participant’s account on or after the Effective Date shall be allocated to either the Participant’s TCF Stock Account or Diversified Account.  The Sub-Accounts shall operate as follows:

(i)                                     The TCF Stock Account shall be deemed to be invested solely in shares of TCF Financial Stock (and in cash or cash equivalent money market funds for fractional shares or for funds held temporarily prior to investment).  The Diversified Account shall not at any time be deemed to be invested in any shares of TCF Stock.  No transfer of assets will be permitted from the TCF Stock Account to the Diversified Account or from the Diversified Account to the TCF Stock Account.

(ii)                                  A Participant’s TCF Stock Account will be deemed to be invested in all shares of TCF Financial Stock allocated to it on or after the Effective Date and such shares shall not be subject to any deemed sale, transfer, assignment, pledge or other hypothecation in any manner.  Any distributions from the Plan to the participant with respect to the TCF Stock Account will be made in the form of an in-kind distribution of the number of shares of TCF Financial Stock deemed to be held for such Participant’s TCF Stock Account pursuant to the terms of the Plan.

(iii)                               The Diversified Account shall not at any time be deemed to purchase or invest in any shares of TCF Financial Stock, but shall be deemed to invest in such investment funds available under the ESPP Plan as the participant directs.

(iv)                              The portion of the Participant’s account that is deemed to be invested in TCF Financial Stock shall be increased to reflect the number of shares of TCF Financial Stock deemed to be purchased as of each future contribution date (including any fractional shares), and shall be further adjusted to reflect any stock splits or other similar events involving a change in the number or form of outstanding shares of TCF Financial Stock.  If any dividends are paid with respect to TCF Financial Stock, then in lieu of any adjustments to the Participants’ accounts under the Plan, an amount shall be paid in cash (or in stock, if the dividend is in stock, provided that stock splits in the nature of a stock dividend shall not be distributed) directly to the Employee whose account would otherwise be deemed to be due the deemed dividend and the Employee’s account shall not be credited with the deemed dividend.  Adjustments shall be determined in each case by the Committee and the Committee’s determination shall be final.  The balance of shares of TCF Financial Stock shall in no event be decreased.

(v)                                 In the event of a Change in Control and the Company is not the surviving corporation, a Participant will be given the opportunity to elect out of TCF Stock and into one or more investment fund options then provided under the ESPP Plan.

(d)                                  Distributions from Accounts.

General Distribution Rules.  A Participant shall receive payment of his or her entire vested account in a single lump sum distribution (less applicable withholding) on the first to occur of the following in accordance with Appendix B:

(i) Termination of Employment.  Payment shall be made six months after the Employee’s termination of employment (including termination of employment as a result of death while actively employed) with the Employer.  For purposes of the foregoing sentence, a termination of employment shall be deemed to occur upon separation of service as defined in IRC § 409A and the regulations thereunder.

(ii)  Disability (Disabled).  In the event of Disability, payment shall be made 30 days after such Disability occurs.  For purposes of this section, a Participant is considered Disabled if he or she is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving benefits for a period of not less than 3 months under the long-term disability plan of a Company.

(iii)   Date Certain.  Payment shall be made on a date specified by the Employee on or before the later of April 1, 2006 or the date 30 days after the Employee first becomes eligible for this Plan (and any other account balance plan subject to § 409A of the Code that is maintained by an Employer).  This provision shall not apply to any amounts attributable to SERP Employee Contributions or Employer Matching Contribution credited after such date.

(iv)  Change in Control.  If designated by a one time irrevocable election by the Employee made on or before the later of April 1, 2006 or the date 30 days after the Employee first becomes eligible for this Plan (and any other account balance plan subject to § 409A of the Code that is maintained by an Employer), in the event of a Change in Control the lump sum payment shall occur on or about 30 days after the date one year after the Change in Control.

Unforeseeable Emergency.  In the event of an unforeseeable emergency, as defined in IRC § 409A and the regulations thereunder, payment shall be made as soon as administratively feasible following the Participant’s request and the

Committee’s determination that an unforeseeable emergency has occurred.  Payment shall be limited to the amount reasonably necessary to satisfy the emergency.  However, the amount of the payment may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the payment.

(e)                                  Cancellation of Deferrals Following an Unforeseeable Emergency or Hardship Distribution.

A Participant’s deferral election shall be cancelled with respect to Covered Compensation earned after receipt of a hardship distribution under Sec. 10.5(c) of the ESPP Plan or an unforeseeable emergency distribution under Article IV(d)(v) of this Plan.  Participants may restart contributions to this Plan pursuant to Article IV(a) for amounts earned at least six months after receipt of the hardship distribution or unforeseeable emergency.

V.  Vesting.

A Participant shall be entitled to a benefit from the Employer Matching Contributions equal to his or her account balance attributable to such Contributions multiplied by the vesting percentage determined under either 9.1, 9.2 or 9.3 of the ESPP Plan that is applicable to the Participant under the ESPP Plan.  In the event the Participant forfeits a portion of the account, and is subsequently reemployed, the forfeited portion shall be reinstated as provided under the ESPP Plan.  Notwithstanding the foregoing, Eligible Employees with an account balance in the Plan on March 31, 2006 shall be subject to the vesting provisions of the Plan in effect on that date.

VI. Committee.

The Committee shall have full power to construe, interpret and administer this Plan, including to make any determination required under this Plan and to make such rules and regulations as it deems advisable for the operation of this Plan.  The Committee shall have sole and absolute discretion in the performance of their powers and duties under this Plan. A majority of the Committee shall constitute a quorum. Actions of the Committee shall be by a majority of persons constituting a quorum and eligible to vote on an issue.  Meetings may be held in person or by telephone.  Action by the Committee may be taken in writing without a meeting provided such action is executed by all members of the Committee.  To the extent it is feasible to do so, determinations, rules and regulations of the Committee under this Plan shall be consistent with similar determinations, rules and regulations of the ESPP Plan. All determinations of the Committee shall be final, conclusive and binding unless found by a court of competent jurisdiction to have been arbitrary and capricious. The Committee shall have authority to designate officers of TCF Financial and to delegate authority to such officers to receive documents which are required to be filed with the Committee, to execute and provide directions to the Trustee and other administrators, and to do such other actions as the Committee may specify on its behalf, and any such actions undertaken by such officers shall be deemed to have the same authority and effect as if done by the Committee itself.

VII.                            Benefits Unfunded.

The rights of beneficiaries, survivors and participants to benefits from this Plan are solely as unsecured creditors of the Employer.  Benefits payable under this Plan shall be payable from the general assets of the Employer and there shall be no trust fund or other assets secured for the payment of such benefits.  In its discretion, the Employer may purchase or set aside assets, including annuity policies or through use of a grantor trust, to provide for the payment of benefits hereunder but such assets shall in all cases remain assets of the Employer and subject to the claims of the Employer’s creditors. This Plan constitutes a mere promise by the Employers to make benefit payments in the future, and it is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

VIII.                        Beneficiaries and Survivors.

A Participant’s beneficiary or survivor under Article IV of this Plan shall be the same as the person(s) designated as such pursuant to or under the provisions of the ESPP Plan, unless the employee has designated in writing and filed with the Committee a different beneficiary for this Plan.

IX.                                Amendments, Claims Procedure

(a)                                  In General.  The Committee may amend the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate this Plan as provided in Article X with regard to persons expecting to receive benefits in the future.  The benefit, if any, payable to or with respect to a Participant as of the effective date of such amendment or the effective date of such termination shall not be, without the knowing and voluntary written consent of the Participant, diminished or delayed by such amendment or termination.

(b)                                  After a Change-in-Control.  Notwithstanding the provisions of Article IX(a), after the occurrence of a Change-in-Control, the Committee’s authority to amend the Plan or terminate the Plan as provided in section (a) shall be subject to the following limitations.

(i)                                     Existing Participants.  During the two year period following the date a Change-in-Control occurs, the Committee may only amend the Plan or terminate this Plan as applied to Participants who are Participants immediately preceding the date of the Change-in-Control if:

(1)                                  all benefits payable to or with respect to persons who were Participants as of the Change-in-Control (including benefits earned before and benefits earned after the Change-in-Control) have been paid in full prior to the adoption of the amendment or termination, or

(2)                                  eighty (80) percent of all the Participants determined as of the date of the Change-in-Control give knowing and voluntary written consent to such amendment or termination.

(ii)                                  New Participants.  After the occurrence of a Change-in-Control, as applied to Participants who are not Participants immediately preceding the date of the Change-in-Control, the Committee may amend or terminate the Plan prospectively, retroactively or both, at any time and for any reason deemed sufficiently by it without notice to any person affected by this Plan and may likewise terminate this Plan, subject to the same restrictions as IX(a).

Claims Procedures.  If a Participant, or beneficiary or survivor thereof, wishes to make a claim for benefits or disagrees with a determination of the Committee, such person may file a claim and make such appeals as are permitted under the ESPP Plan.   The claims shall then be processed as provided for claims under the ESPP Plan, except that all determinations which would be made by the “Company” under such Plans shall be made by the Committee instead.

X.                                    Plan Termination.

The Committee in its discretion may terminate the Plan and may accelerate distribution of Participant account balances to such time as the Committee shall determine notwithstanding the provisions of Article IV(d) in accordance with one of the following:

(i)                                     The Plan may be terminated within 12 months of a corporate dissolution taxed under IRC § 331, or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of—

(1)                                  The calendar year in which the plan termination occurs;

(2)                                  The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or

(3)                                  The first calendar year in which the payment is administratively practicable.

(ii)                                  The Plan may be terminated within the 30 days preceding or the 12  months following a Change in Control event.  However, any such termination within the 12 months after such a Change in Control shall require the consent of 80% of the participants as required in Article IX.  For purposes of this paragraph this Plan will be treated as terminated only if all substantially similar arrangements sponsored by the Company are terminated, so that the Participant in the Plan and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of termination of the arrangements.

(iii)                               The Plan may be terminated provided that all account balance nonqualified plans (as defined in Treasury Regulation § 31.3121(v)(2)-1(c)(1)(ii)(A) other than a separation of pay arrangement) sponsored by the Company are terminated with respect to all Participants; no payments other than those otherwise payable under the terms of the Plan if the termination had not occurred are made within 12 months of the termination of the Plan, all payments are made within 24 months of the termination of the Plan, and the Company does not adopt a new account balance nonqualified plan (as defined in Treasury Regulation § 31.3121(v)(2)-1(c)(1)(ii)(A) other than a separation of pay arrangement) at any time for a period of five years following the date of termination of the Plan.

(iv)                              Such other events and conditions as the Commissioner may prescribe in generally applicable guidance published in the Internal Revenue Bulletin.

XI.                                Miscellaneous.

(a)                                  Notices under this Plan to the Employer, TCF Financial or the Committee shall be sent by Certified Mail, Return Receipt Requested to: Compensation Committee, TCF Financial Corporation, c/o General Counsel for Corporate Affairs, TCF Financial Corporation, 200 Lake Street East, Wayzata, MN   55391.  Notices under this Plan to Eligible Employees or their beneficiaries or survivors shall be sent by Certified Mail to the last known address for such person(s) on the books and records of the Employer, by Certified Mail.

(b)                                 Nothing in this Plan shall change a Participant’s status to anything other than an employee “at will” or otherwise enlarge or modify such Employee’s employment rights or benefits other than as provided herein.

(c)                                  Nothing in this Plan shall abridge a Participant’s rights, or such Employee’s beneficiary’s or survivor’s rights, of participation in the ESPP Plan except to the extent the Eligible Employee agrees to such restrictions.

(d)                                 Expenses of administering the Plan shall be borne by the Employers in proportion to their share of Participants in this Plan, provided that an Employees’ Accounts may reflect deemed transaction costs of acquiring or selling TCF Financial Stock.

(e)                                  A Participant’s benefits under this Plan may not be assigned, transferred, pledged or otherwise hypothecated by said Employee or the beneficiary or survivor thereof.

XII.                            Number of Shares under the Plan/Adjustments for Certain Changes in Capitalization

As of December 31, 2005, 13,392 shares of TCF Financial Stock were credited to Participant accounts.  On and after January 1, 2006, no more than an additional 1,000,000 shares of TCF Financial Stock may be credited to Participant accounts, except that any share credits to a Participant which are forfeited pursuant to Article (V) may again be credited under the Plan.

If the Company shall at any time increase or decrease the number of its outstanding shares of Company common stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Company common stock, or through a stock split, subdivision, consolidation, combination, reclassification, or re-capitalization involving the Company common stock, then the numbers, rights and privileges of the shares of Company common stock that are and may be credited under the Plan shall be increased, decreased, or changed in like manner as if such shares had been issued and outstanding, fully paid, and non-assessable at the time of such occurrence.

APPENDIX A RE: IRS NOTICE 2000-56

Notwithstanding anything to the contrary in the Plan or any trust agreement for any related grantor trust established by the Employer (the “Trust”), TCF Financial stock or other assets contributed to the Trust by TCF Financial or any other Employer for the benefit of employees or service providers of TCF Financial or such Employer are subject to the claims of creditors (in the event of insolvency) of both TCF Financial and such Employer.  In addition, such stock and assets are subject to the claims of creditors (in the event of insolvency) of any Employer from which benefits are due to a participant or beneficiary under the terms of the Plan. Nothing in this Appendix, however, shall relieve any Employer of its obligation to pay any benefits due from the Employer to a participant or beneficiary under the terms of the Plan.

Notwithstanding anything to the contrary in the Plan or Trust, any TCF Financial stock or other assets not transferred to an Employer’s employees or their beneficiaries will revert to TCF Financial upon termination of the Trust.

APPENDIX B

DISTRIBUTION PROCEDURES

Timing of Distribution (Lump Sum).

•                  Lump Sum – payable as soon as practicable no less than six months after the employee’s termination of employment.

Form of Distribution — Stock or Cash

All distributions from a TCF Stock Account are in the form of TCF Financial Stock plus cash for any fractional share, less tax withholding.  Distributions from a Diversified Account shall be in the form of cash.

Tax Withholding

The minimum required income tax withholding will be automatically deducted from each distribution unless the employee elects otherwise no less than 30 days prior to distribution.  The withholding will be deducted first from the Diversified Plan Account balances, then from the TCF Financial Stock Account balances.  Alternatively, participants may pay the withholding by check in lieu of a deduction from the distribution if they so elect at least 30 days prior to distribution if they elect at least 30 days prior to distribution.

Distributions will be sent by U.S. Mail to your home address on file with the TCF Legal Department unless you have provided other delivery instructions in writing.  If you have a stock brokerage account, distributions can be sent to it electronically.

These procedures are subject to interpretation and application by the Committee, whose interpretation is final.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A	Election of Directors

The Board of Directors recommends a vote FOR the Election of Directors.

1. Election of three Directors, each for a three-year term expiring in 2009.
Nominees: 01 - William F. Bieber, 02 - Gerald A. Schwalbach, and 03 - Douglas A. Scovanner

☐ To Vote FOR All Nominees ☐	To WITHHOLD Vote From All Nominees

☐	For All Except - To withhold a vote for a specific nominee, mark this box with an X and the appropriately numbered box from the list above.		01 - ☐	02 -	☐	03 -	☐

B			Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain

2. Approve the TCF Employees Stock Purchase Plan - Supplemental Plan.	☐	☐	☐

3. Advisory vote on the appointment of KPMG LLP as independent registered public accountants for 2006.	☐	☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Note: Please sign as name appears hereon. In case of joint owners, each owner should sign. When signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer. For partnerships, please sign in partnership name by authorized person.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

		/	/

REVOCABLE PROXY - TCF FINANCIAL CORPORATION

April 26, 2006

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I* hereby appoint Lynn A. Nagorske and Gregory J. Pulles, or either of them, as proxies to vote my* shares of TCF stock at the annual stockholders meeting to be held on April 26, 2006 (or any adjournment of that meeting) (the “Annual Meeting” or “Meeting”) as I instruct below. I hereby revoke any proxy I previously gave for this Meeting. If one or both proxies becomes unable to serve at the Meeting, I authorize the Board of Directors to name a substitute. This proxy applies to all shares of TCF stock of record in my name at the close of business on February 27, 2006 (the “Record Date”). My instructions are to vote as follows: (1) As to the proposals on the reverse side of this card, the proxies are to follow the instructions I have marked. If I have not marked any instructions, they are to vote “FOR ALL NOMINEES” on Proposal 1, and “FOR” Proposals 2 and 3. (2) As to the following items (if any of them arise), the proxies will vote in their own discretion: any other business which the Board of Directors did not know, 60 days before the date of the Meeting, would be presented at the Meeting; approval of minutes of the prior annual stockholders meeting; election of any person as a Director in place of a nominee who is unable to serve or who for good cause will not serve; and matters incident to the conduct of the Annual Meeting. I can revoke this proxy after voting it (see proxy statement).

If there are shares of stock allocated to me in the TCF Employees Stock Purchase Plan (“ESPP”), I hereby instruct U.S. Bank National Association, the ESPP Trustee, to vote all of such shares at the Meeting, and any adjournment thereof, pursuant to the instructions in the preceding paragraph and on the reverse side of this card. These ESPP share instructions are effective only if received no later than April 21, 2006. The Advisory Committee for the ESPP will vote any shares in the ESPP for which instructions are not received by April 21, 2006.

* For joint owners, we/our is substituted for I/my throughout.

UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE

THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENVELOPE PROVIDED.

YOUR PROXY CARD IS ON THE REVERSE SIDE.

YOUR VOTE IS IMPORTANT.

Dear Stockholder:

You are invited to attend TCF Financial Corporation’s Annual Meeting of Stockholders which will be held at the Sheraton Minneapolis West Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, on April 26, 2006, at 3:00 p.m. local time.

At the Annual Meeting you will be asked to elect three Directors to the Board, to approve the TCF Employees Stock Purchase Plan – Supplemental Plan, and to give an advisory vote on the Audit Committee’s choice of independent registered public accountants.

Your vote is important, regardless of the number of shares you own. I urge you to vote now, even if you plan to attend the Annual Meeting. You can vote your shares by telephone or by Internet. (Follow the instructions below.) (Internet or telephone voting actually costs TCF less than proxy card voting by mail, so I encourage you to consider it!) If you prefer to vote by regular mail, please sign and date the proxy card on the reverse side and return it in the enclosed envelope as soon as possible. If you receive more than one proxy card, please vote each card.  Remember, you can vote in person at the Annual Meeting even if you do so now.

Sincerely,

Lynn A. Nagorske

Chief Executive Officer

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following website: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 12:00 a.m., Central Time, on April 26, 2006.

THANK YOU FOR VOTING